PURCHASE AND SALE AGREEMENT
BY AND BETWEEN
AMERICAN REALTY CAPITAL IV, LLC,
a Delaware limited liability company,
as Purchaser,
and
NWC LIBERTY GROVE & SH 66, LTD.,
a Texas limited partnership,
as Seller
RELATING TO
LIBERTY CROSSING, ROWLETT, TEXAS

Exhibits:
Exhibit A    Description of Land
Exhibit B    Earnest Money Escrow Agreement
Exhibit C-1    Special Warranty Deed
Exhibit C-2    Assignment & Assumption of Leases
Exhibit C-3    Tenant Notice Letter
Exhibit C-4    Bill of Sale
Exhibit C-5    Assignment of Warranties, Approvals and Intangibles
Exhibit C-6    Certificate
Exhibit C-7    Assignment and Assumption of Contracts
Exhibit C-8    Vendor Notice Letter
Exhibit C-9    REA Estoppels
Exhibit D-1    Tenant Estoppel Certificate
Exhibit D-2    Required Tenant Estoppels Major Tenants
Exhibit E    Due Diligence Materials to be Delivered to Purchaser
Exhibit F    Audit Letter
Schedules:
Schedule 1.5    Schedule of Leases
Schedule 1.10    List of Contracts
Schedule 8.1.7    List of Pending Litigation

PURCHASE AND SALE AGREEMENT
(LIBERTY CROSSING, ROWLETT, TEXAS)
PURCHASE AND SALE AGREEMENT ("Agreement") made this _____ day of March, 2012 ("Effective Date"), between NWC Liberty Grove & SH66, Ltd., a Texas limited partnership, having an address at 2001 Ross Avenue, Suite 550, Dallas, Texas 75201 ("Seller"), and American Realty Capital IV, LLC, a Delaware limited liability company, having an address at 405 Park Avenue, 12th Floor, New York, New York 10022 (AR Capital, LLC or its permitted assignee pursuant to Section 18.7 below is hereinafter referred to as "Purchaser").
W I T N E S S E T H:
RECITALS
A.    Seller owns a shopping center ("Center") known as     Liberty Crossing in Rowlett, Texas. The land ("Land") on which the Center is located is more particularly described on Exhibit "A" attached hereto and incorporated herein by this reference (such Land and such Center and Seller's right, title and interest in and to all improvements located on such Land are herein referred to as the "Property").
B.    Seller desires to sell and Purchaser desires to acquire the Property on the terms and provisions hereinbelow set forth.
NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
Section 1.Agreement of Purchase and Sale. Seller hereby agrees to sell and convey and Purchaser agrees to purchase on such terms and conditions as are hereinafter set forth, all of the following:
1.1    Fee simple title in and to the Property, together with all right, title and interest of Seller (if any) in and to all covenants, easements, rights-of-way, rights, privileges and other tenements, appurtenances and hereditaments appertaining thereto, including, without limitation, all of Seller's right, title and interest (if any) in and to (a) any strips or gores adjoining or adjacent to the Land, (b) the streets and roads adjoining or adjacent to the Land to the center line thereof, (c) all mineral, water and irrigation rights, if any, running with or otherwise pertaining to the Land, and (d) any award made or to be made or settlement in lieu thereof for the Property by reason of condemnation, eminent domain or exercise of police power;
1.2    All of Seller's right, title and interest in and to all apparatus, fittings and fixtures in or on the Property or which are attached thereto ("Fixtures");
1.3    All of Seller's right, title and interest in and to any equipment, machinery and personal property of Seller’s located in or on the Property ("Personal Property");
1.4    All of Seller's right, title and interest (if any) in and to the trademark, service mark, trade name and name "Liberty Crossing" and all other trademarks, services marks, trade names, names and logos used in connection with the advertising and promotion of the Project (as hereinafter defined) or otherwise relating to the Project, and any variations thereof, together with all good will of the business connected with the use of and symbolized by such trademarks, service marks, trade names, names and logos, any telephone numbers and listings for the Property and any copyrights, trade secrets, intellectual property and other intangible property relating to the Property, if any ("Intangibles");
1.5    The interest of Seller, as landlord, in all leasehold estates created by those certain leases, tenancies and rental agreements and all amendments thereto and all guaranties thereof that are described in the Schedule of Leases attached hereto as Schedule "1.5" (sometimes hereinafter referred to as the "Lease Schedule") together with additional leases, tenancies and rental agreements entered into by Seller in accordance with the terms of this Agreement (herein collectively referred to as the "Leases;" and the tenants under the Leases are herein, collectively, referred to as the "Tenants");
1.6    All of Seller's right, title and interest in and to all warranties and guaranties, if any, relating to the Property (collectively, the "Warranties");
1.7    All of Seller's right, title and interest in and to all consents, authorizations, variances or waivers, licenses, permits and approvals from any governmental or quasi-governmental agency, department, board, commission, bureau or other entity or instrumentality (collectively, "Governmental Authority") relating to the Property (collectively, the "Approvals");
1.8    All of Seller's right, title, obligations and interest in and to all construction, operating and reciprocal easement agreements affecting the Property (the "REAs");
1.9    All of Seller's assignable right, title and interest in and to all existing construction contracts, subcontracts, architecture and engineering agreements, and similar agreements relating to the design, development and construction of the Property ("Construction Agreements");
1.10    All of Seller's right, title and interest in and to all other written agreements of Seller which affect the Property ("Contracts") including, without limitation, personal property leases and contracts, other than the Leases and Permitted Exceptions (as hereinafter defined) and Contracts which Purchaser elects during the Inspection Period (as hereinafter defined) not to assume. A schedule of all Contracts in existence on the Effective Date is attached hereto as Schedule "1.10"; and
1.11    All of Seller's right, title and interest in and to all plans and specifications and other architectural and engineering drawings for the Property (the "Plans").
It is intended that Seller shall transfer to Purchaser all of Seller's interest of every kind or nature in the Property, the Fixtures, the Leases, the Personal Property, the Intangibles, the Warranties, the Approvals, the REAs, the Construction Agreements, the Contracts, the Plans and all other interests of Seller in and to the Property (the Property, the Fixtures, the Leases, the Personal Property, the Intangibles, the Warranties, the Approvals, the REAs, the Construction Agreements, the Contracts, the Plans and all other interests of Seller in and to the Property are herein collectively referred to as the "Project").

Section 2.    The Purchase Price. The purchase price (the "Purchase Price") for the Project is TWENTY TWO MILLION TWO HUNDRED THOUSAND AND NO/100 DOLLARS $22,200,000.00 to be paid as follows:
2.1    $200,000.00 (such amount and any interest earned on such amount(s), the "Deposit") shall be deposited by Purchaser with Chicago Title Insurance Company, 1515 Market Street, Suite 1325, Philadelphia, PA 19102-1930, Attn: Edwin G. Ditlow ("Escrow Agent") within two (2) business days after the Effective Date. The Deposit shall be held in escrow by the Escrow Agent to be disbursed as provided in the Earnest Money Escrow Agreement, the form of which is attached hereto as Exhibit "B" (the "Earnest Money Escrow Agreement"). The parties shall execute the Earnest Money Escrow Agreement contemporaneously with the execution of this Agreement. Republic Title of Texas, Inc., 2626 Howell Street, 10th Floor, Dallas, Texas 75204, Attn: Bill Kramer (the “Title Company”), shall be responsible for the issuance of the Title Commitment and the Title Policy (as such terms are hereinafter defined) and the completion of the escrow and closing functions relating to the closing of the sale contemplated by this Agreement (other than the receipt and disbursement of the Deposit). Escrow Agent and the Title Company shall coordinate as necessary regarding the escrow and closing functions required under the terms of this Agreement, and shall share equally the premiums payable with respect to the Title Policy. If the purchase and sale of the Project is consummated in accordance with the terms and provisions of this Agreement, then the Deposit shall be disbursed by Escrow Agent to the Title Company and applied fully to the Purchase Price at Closing and transferred to an account or accounts designated in writing by Seller. If Purchaser terminates this Agreement in accordance with Section 3.3, the Deposit shall be returned to Purchaser. In all other events, the Deposit shall be disposed of by Escrow Agent as provided in the Earnest Money Escrow Agreement.
2.2    The balance of the Purchase Price after deducting the Deposit shall be paid on Closing, plus or minus prorations and adjustments to be made pursuant to this Agreement, in good immediately available United States funds by wire transfer to a bank account or accounts to be designated in writing by the Title Company prior to the Closing for transfer to an account or accounts designated in writing by Seller.
2.3    Concurrently with the execution of this Agreement, Purchaser shall deliver the sum of $100.00 (the “Independent Consideration”) to Escrow Agent as independent consideration for the execution of this Agreement by Seller and Purchaser. The Independent Consideration shall not be refundable to Purchaser and, following receipt by Escrow Agent, shall be delivered by Escrow Agent to, and thereafter retained by, Seller.
Section 3.    Inspection Period.
3.1    Purchaser will have until 11:59 pm (Dallas, Texas time) on the date that is forty-five (45) days after the Effective Date (the "Inspection Period") to perform physical inspections and other due diligence and to decide, in Purchaser's sole discretion, whether the Project is satisfactory. Within five (5) days after the Effective Date, Seller shall deliver to Lincoln Property Company (at the address indicated in Section 13 below), for Purchaser’s benefit, all of the materials described on Exhibit "E" hereto. In addition, Seller shall deliver to Lincoln Property Company, for Purchaser’s benefit, within five (5) days after a specific request by Purchaser in writing, any other documents or other information in the actual possession of Seller or its agents pertaining to the

Project. All such information delivered or required to be delivered to or for Purchaser’s benefit hereunder shall be hereinafter referred to as the "Property Information". Seller shall have an ongoing obligation during the pendency of this Agreement to provide Purchaser with any type of document or instrument described in Exhibit "E" which is created or modified in any respect after the commencement of the Inspection Period. All due diligence costs including, without limitation, all costs of building and site inspections, engineering, environmental and/or other reports or inspections undertaken by Purchaser, shall be paid for by Purchaser.
3.2    From and after the Effective Date and for so long as this Agreement remains in effect, Seller, upon notice, will provide Purchaser or its designated representatives access to the Property at reasonable times to conduct, at Purchaser's sole cost and expense, its due diligence with respect to the Project as well as speak and meet with representatives of the Tenants; provided that, (i) such access shall be coordinated with a representative of Seller and accompanied by a representative of Seller, (ii) any entry into any Tenant's space shall be subject to the terms of such Tenant's Lease, (iii) Purchaser shall indemnify, defend and hold Seller harmless from and against all claims for costs, expenses, losses, damages and/or liabilities (collectively "Purchaser Indemnified Claims") asserted against Seller or a Tenant arising from Purchaser's due diligence activities on or about the Property, excluding from the foregoing indemnity any Purchaser Indemnified Claims relating to pre-existing conditions and/or the gross negligence or willful misconduct of Seller or any of Seller's agents or representatives, (iv) Purchaser shall promptly repair any damage resulting from any such activities and restore the Property to its condition immediately prior to such activities, (v) Purchaser shall fully comply with all applicable laws, ordinances, rules and regulations (collectively, the "Legal Requirements"), and (vi) Purchaser shall not permit any inspections, investigations or other due diligence activities to result in any liens, judgments or other encumbrances being filed against the Property and shall, at its sole cost and expense, as promptly as possible but in no event more than ninety (90) days, discharge of record any such liens or encumbrances that are so filed or recorded. Purchaser's liabilities under this Section 3 shall survive the Closing or earlier termination of this Agreement.
3.3    On or before the expiration of the Inspection Period, Purchaser will have the right in its sole and absolute discretion to terminate this Agreement by giving written notice of termination to Seller. In the event Purchaser fails to timely exercise Purchaser’s right to terminate this Agreement pursuant to this Section 3.3 or pursuant to any other Section that refers to this Section 3.3, Purchaser shall be deemed for all purposes to have accepted the Property and the Project and have waived any rights it has to terminate this Agreement save and except for a failure of Seller to close hereunder as required by Sections 10 and 11 or for the rights to terminate pursuant to Sections 4.2, 15, 16 and 22. In the event Purchaser timely exercises its right to terminate this Agreement pursuant to Section 3.3 or pursuant to any other Section that refers to this Section 3.3, (a) Purchaser shall receive a full return of the Deposit, (b) except for obligations that this Agreement expressly states survive termination, neither party shall have any further rights against the other hereunder, and (c) if requested by Seller within ten (10) days after the effective date of the termination of this Agreement, Purchaser shall promptly return to Seller all due diligence materials that Seller may have delivered to Purchaser (together with any copies made by Purchaser or its agents) pursuant to this Section 3, which obligation of Purchaser shall survive the termination of this Agreement.

Section 4.    Title.
4.1    Purchaser shall accept good and indefeasible fee simple title to the Property subject only to the Permitted Exceptions (hereinafter defined in Section 4.1.1).
4.1.1.    Seller will promptly order, if it has not previously done so, a title insurance commitment ("Title Commitment") to be issued by the Title Company and an ALTA/ACSM "as-built" survey of the Property ("Survey") certified to the Title Company, Purchaser, Seller and Purchaser's lender (to the extent identified to Seller). The Survey may be an update of Seller’s existing survey of the Property, provided the Survey, as so updated, constitutes an ALTA/ACSM “as built” survey, is dated a current date not earlier than the Effective Date and is certified as of such current date to the Title Company, Purchaser, Seller and Purchaser’s lender. Seller will cause copies of the Title Commitment, all documents of record which are listed as exceptions in the Title Commitment and the Survey (collectively, the "Title Materials") to be delivered to Purchaser on or before the date that is ten (10) days after the Effective Date. Before the earlier of (i) ten (10) days after Purchaser's receipt of all of the Title Materials, or (ii) ten (10) days prior to the expiration of the Inspection Period ("Title Review Period"), Purchaser shall furnish Seller with a written statement of objections, if any, to title to the Property ("Objections"). If an update or endorsement to the Title Commitment delivered to Purchaser or a revision to the Survey ("Title/Survey Update") discloses a title or Survey matter that was not disclosed in the Title Commitment, on the Survey or in a previous Title/Survey Update, Purchaser may deliver to Seller, within five (5) days following Purchaser's receipt of the Title/Survey Update ("Title/Survey Update Review Period"), a written Objection to such defect first disclosed on the Title/Survey Update accompanied by a copy of the Title/Survey Update. Purchaser shall be deemed to have agreed to accept title subject to all matters reflected in the Title Commitment and any Title/Survey Update and to the state of facts shown on the Survey, other than Objections that have been timely given and provided that, in no event shall Purchaser be deemed to have agreed to accept title subject to (i) monetary liens, encumbrances or security interests against Seller and/or the Property (for purposes of this clause (i), the REAs shall not be deemed encumbrances, extent to the extent of any liens for assessments, association fees or other charges payable under the terms of one or more of the REAs which are delinquent); (ii) encumbrances that have been voluntarily placed against the Property by Seller after the Effective Date without Purchaser's prior written consent and that will not otherwise be satisfied on or before the Closing; or (iii) exceptions that can be removed from the Title Commitment by Seller's delivery of a customary owner's title certificate (all of the foregoing hereinafter collectively referred to as the "Seller's Required Removal Items"). All title matters and exceptions set forth in the Title Commitment and any Title/Survey Update and the state of facts shown on the Survey which are not Objections, or which are thereafter deemed to be accepted or waived by Purchaser as hereinafter provided, other than the Seller's Required Removal Items, are hereafter referred to as the "Permitted Exceptions".
4.1.2.    If Purchaser notifies Seller within the Title Review Period or the Title/Survey Update Review Period, as applicable, of Objections, then within five (5) business days after Seller's receipt of Purchaser's notice, Seller shall notify Purchaser in writing ("Seller's Title Response Notice") of the Objections which Seller agrees to satisfy at or prior to the Closing (such Objections which Seller agrees to satisfy, if any, being referred to as the “Seller’s Required Cure Items”), at Seller's sole cost and expense, and of the Objections that Seller cannot or will not satisfy. Failure by Seller to respond to Purchaser by the expiration of said five (5) day response period shall be deemed as Seller's election not to cure the Objections raised by Purchaser. Notwithstanding the foregoing, Seller shall, in any event, be obligated to satisfy Seller's Required Removal Items. If Seller chooses not to satisfy all or any of the Objections that Seller is not obligated to satisfy, Seller shall notify Purchaser thereof within the allowed five (5) day period, then Purchaser shall have the option to be exercised within five (5) days following Purchaser's receipt of the Seller's Title Response Notice of either (i) terminating this Agreement by giving written notice of termination to Seller, whereupon the rights of the parties shall be as set forth in Section 3.3 hereof or (ii) electing to consummate the purchase of the Project, in which case Purchaser shall be deemed to have waived such Objections and such Objections shall become "Permitted Exceptions" for all purposes hereunder. Failure by Purchaser to respond to Seller by the expiration of said five (5) business day response period shall be deemed its election to waive the applicable Objection(s), which shall become "Permitted Exceptions". If, at or prior to the Closing, Seller is unable or unwilling to satisfy any of the Seller’s Required Cure Items, Purchaser shall have the option of either (i) terminating this Agreement by giving written notice of termination to Seller, whereupon the rights of the parties shall be as set forth in Section 3.3 hereof and Seller shall be obligated to reimburse Purchaser for its actual out-of-pocket costs and expenses in connection with its investigation of the Property and the transactions contemplated by this Agreement in an amount not to exceed $50,000.00, or (ii) closing this transaction in accordance with the terms and provisions hereof and accepting title in its then existing condition with all matters set forth in the Title Commitment or on the Survey (other than Seller's Required Removal Items and Objections that Seller has actually cured) being deemed to be Permitted Exceptions.
4.1.3.    It is a condition to Purchaser's obligation to close that the Title Company shall issue an Owners Policy of Title Insurance (Texas Form T-1 (Rev. 2/1/2010)) to Purchaser in the amount of the Purchase Price, insuring that Purchaser has good and indefeasible fee simple title to the Property, subject only to the Permitted Exceptions, showing that all requirements applicable to Seller have been satisfied, deleting all standard or general exceptions (including the standard survey exception and the standard parties in possession exception), showing that all taxes and assessments, which are due have been paid, and containing the endorsements (or revisions to Schedule B, as applicable) listed below (collectively, the "Title Policy"): access endorsement (T-23), survey modification (P-2), restrictions, encroachments, and minerals endorsement (T-19.1), Minerals and Surface Damage Endorsement (T-19.3), contiguity endorsement (T-25) (as applicable) and arbitration deletion. The cost of the basic premium for the Title Policy shall be paid by Seller and the costs for all such endorsements to the Title Policy shall be paid by Purchaser.
4.2    In the event that Seller shall be unable or unwilling to remove and/or cure all of the Seller’s Required Removal Items and the Seller’s Required Cure Items, Seller shall provide Purchaser and the Title Company with a notice of such inability or unwillingness, and Purchaser shall have twenty (20) days from receipt of such notice in which to either (a) accept such title as Seller is able to convey without abatement or reduction of the Purchase Price (with all matters set forth in the Title Commitment or on the Survey [other than Seller's Required Removal Items and Objections that Seller has actually cured] being deemed to be Permitted Exceptions) or (b) terminate this Agreement, whereupon the rights of the parties shall be as set forth in Section 3.3 hereof and Seller shall be obligated to reimburse Purchaser for its actual out-of-pocket costs and expenses in connection with its investigation of the Property and the transactions contemplated by this Agreement in an amount not to exceed $50,000.00. Except as provided above, Seller shall have no obligation or liability to Purchaser for any damages or other compensation which Purchaser may have sustained by reason of Seller's inability to convey title in accordance with the terms of this Agreement. Notwithstanding anything to the contrary herein contained, Seller shall not be required to bring any action or proceeding or take any other steps to remove any defects in or objections to title or to expend any monies therefor; provided, however, Seller shall be required to satisfy Seller's Required Removal Items.
Section 5.    Closing Date. Provided that all of the conditions to Purchaser's obligation to close shall be satisfied, the sale contemplated by this Agreement shall be consummated and closed through an escrow arrangement with the Title Company on the date that is the earlier to occur of (i) the date that is designated by Purchaser as the closing date in a written notice to Seller delivered not less than five (5) days prior to such designated closing date, or (ii) the date that is thirty (30) days following the expiration of the Inspection Period, or such earlier or later date upon which the parties may mutually agree ("Closing Date"), including for any extensions provided for Seller to cure objections. The terms and conditions of such escrow arrangement shall be consistent with the terms of this Agreement and shall otherwise be reasonably acceptable to Seller, Purchaser and the Title Company. The consummation and the closing of the purchase and sale of the Project as contemplated by this Agreement are herein referred to as the "Closing".
Section 6.    "AS IS". Purchaser shall make such investigations and inspections of the Project and the books and records relating thereto as allowed herein to satisfy itself as to all matters relating to its purchase of the Project. Except as otherwise expressly set forth herein, Purchaser shall purchase the Project "AS IS, WHERE IS AND WITH ALL FAULTS", at the Effective Date, subject to normal wear and tear until Closing and subject to casualty damage as herein provided.
This Agreement and the Exhibits and Schedules attached hereto contain all the terms of the agreement entered into between the parties, and Purchaser acknowledges that neither Seller nor any representatives of Seller has made any representations or held out any inducements to Purchaser, other than those herein expressed. Without limiting the generality of the foregoing, Purchaser has not relied on any representations or warranties (and neither Seller nor its representatives made any representations or warranties) other than as expressly set forth herein, in either case express or implied, as to (i) the current or future real estate tax liability, assessment or valuation of the Property; (ii) the potential qualification of the Property for any and all benefits conferred by federal, state or municipal laws, whether for subsidies, special real estate tax treatment, insurance, mortgages, or any other benefits, whether similar or dissimilar to those enumerated; (iii) the availability of any financing for the purchase, alteration, rehabilitation or operation of the Property from any source, including but not limited to, state, city, or federal government or any institutional lender; (iv) the physical condition of the Property; or (v) compliance with any applicable law, rule or regulation, building code, zoning code and Environmental Law (defined in Section 8.1.14).
Nothing in this Section 6 shall be deemed to limit (i) Seller's liability as expressly provided in this Agreement with respect to Seller's representations, warranties, covenants and indemnities that survive the Closing or (ii) Seller's liability under the documents executed and delivered by Seller at the Closing.

The representations and warranties made by Seller in Sections 6 or 8 hereof, as the same may be modified hereunder, shall survive the Closing of this Agreement and the passage of title to the Property from Seller to Purchaser. Any claim asserted by the Purchaser against Seller for breach of a representation or warranty in Sections 6 or 8 shall be asserted by Purchaser by written notice received by Seller within one (1) year from and after the Closing Date; provided, however, that any lawsuit filed in relation to such claim must be filed within seven hundred thirty-three (733) days after the Closing Date. For purposes of this Section 6 or Section 8, the term "survival" shall mean that the aggrieved party shall only be entitled to pursue a legal claim or cause of action against the other party pursuant to any of such representations to the extent such representation was false as of the Effective Date or the Closing Date, as applicable, such aggrieved party was thereby damaged and files a suit with respect to any legal claim relative to such alleged breach on or before the expiration of the survival period herein indicated.
Section 7.    Satisfaction of Liens. If at the Closing there are any liens on the Property which Seller or Purchaser is obligated under the terms of this Agreement to pay and discharge, Seller or Purchaser, as the case may be, shall have the right to instruct the Title Company to use any cash portion of the Purchase Price to satisfy the same, if the obligation is that of Seller, or if the obligation is that of Purchaser, Purchaser shall provide the additional funds necessary to satisfy the same at or before Closing. Provided that Seller shall have delivered to the Title Company at or before the Closing acceptable pay-off letters from any lien holders verifying the amounts to be paid at Closing to satisfy and release such liens of record, and Seller authorizes the Title Company to use the Purchase Price (or a portion thereof) to pay such liens, then the existence of any such liens to be satisfied and released out of the Purchase Price shall not be deemed Objections to title.
Section 8.    Representations, Warranties and Covenants.
8.1    Seller hereby represents, warrants and covenants as of the Effective Date and as of the Closing as follows:
8.1.1.    Seller is a Texas limited partnership, duly organized, validly existing and in good standing under the laws of the State of Texas and is entitled to and has all requisite power and authority to own and operate its assets as they are presently owned and operated, to enter into this Agreement and to carry out the transactions contemplated hereby.
8.1.2.    The execution of this Agreement by Seller, the consummation of the transactions herein contemplated, and the execution and delivery of all documents to be executed and delivered by Seller, have been or will be duly authorized by all requisite action on the part of Seller.
8.1.3.    Neither the execution of this Agreement nor the carrying out of the transactions contemplated herein will result in any violation of or be in conflict with the instruments pursuant to which Seller was organized and/or operates, or, to Seller's knowledge, any applicable law, rule or regulation of any Governmental Authority, or of any instrument or agreement to which Seller is a party.
8.1.4.    Seller owns fee title to the Property, subject to all matters appearing of record and affecting the Property, and, upon execution and delivery of the closing documents, Purchaser will have good and indefeasible title to the Property, subject only to the Permitted

Exceptions. The Property is assessed as one or more tax lots that are separate and distinct from any other tax lots. All utilities serving the Property are installed and operating and all installation and connection charges have been paid in full.
8.1.5.    Attached hereto as Schedule "1.5" is the Lease Schedule which (a) identifies all Leases in effect at the Project, (b) contains a list of all Lease documents, including the original leases, amendments, side letter agreements and guaranties, and (c) contains a rent roll, aged receivables report and list of all Tenant security deposits. To Seller’s knowledge, no default by a Tenant has occurred under a Lease which is continuing, except as set forth on the Lease Schedule. There are no Leases or other tenancies for any space in the Property other than those set forth on the Lease Schedule. Seller has delivered (or will promptly deliver after request by Purchaser to the extent in Seller's possession or control) true, correct, complete and legible copies of each Lease (including all guarantees, amendments, letter agreements, addenda and/or assignments thereof) and subleases, if any, and any other agreements between Seller (or any affiliate of Seller) and a Tenant (or any affiliate of a Tenant) described in the Lease Schedule.
8.1.6.    Attached hereto as Schedule "1.10" is a list of all Contracts. All amounts due and payable under the REAs and Contracts have been paid and Seller has not received written notice of default under any of the REAs or any of the Contracts nor, to Seller's knowledge, are any parties in default under any of the REAs or any of the Contracts.
8.1.7.    There are no actions, suits or other proceedings by any person, firm, corporation, Tenant or by any Governmental Authority now pending or, to Seller's knowledge, threatened against or affecting the Project or any part thereof, except those which are described on Schedule "8.1.7" nor, to Seller's knowledge, are there any investigations pending or threatened against or affecting the Project by any Governmental Authority, except those which are described on Schedule "8.1.7".
8.1.8.    Seller has no knowledge of any pending or threatened (a) eminent domain proceedings affecting the Property, in whole or in part, or (b) action or proceeding to change road patterns or grades which would affect ingress to or egress from the Property.
8.1.9.    To Seller's knowledge, there are no persons having any rights or asserting any claims for occupancy or possession of the Property, except Seller, the Tenants, as tenants only under the Leases, and parties having rights under the REA, and no party has been granted by Seller any license, lease, or other right of possession of the Property, or any part thereof, except the Tenants under the Leases and parties having rights under the REA. The Lease Schedule sets forth a list of all subtenants and concessionaires of Tenants and assignees of Tenants known to or approved by Seller.
8.1.10.    Seller is not a foreign person (as defined in Section 1445 of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder).
8.1.11.    On the Closing Date and satisfaction of all closing conditions by Purchaser, there will be no contract or agreement in effect for the leasing or management of the Property for which Purchaser shall be bound.
8.1.12.    Except for sums set forth in the Lease Schedule that will become payable after the Closing Date, including tenant improvement costs and brokerage commissions, all bills and claims for labor performed on behalf of Seller and materials furnished to Seller with respect to the Property for all periods prior to the Closing Date have been (or prior to the Closing Date will be) paid in full or, if not paid, Purchaser shall receive a credit against the Purchase Price in the amount of all such unpaid bills and/or claims and Purchaser shall be obligated to pay such amount after Closing.
8.1.13.    Seller is not insolvent or bankrupt. Seller has not commenced (within the meaning of any federal or state bankruptcy law) a voluntary case, consented to the entry of an order for relief against it in an involuntary case, or consented to the appointment of a custodian of it or for all or any substantial part of its property, nor has a court of competent jurisdiction entered an order or decree under any federal or state bankruptcy law that is for relief against Seller in an involuntary case or appointed a custodian of Seller for all or any substantial part of its property.
8.1.14.    Seller has not received any written notice from any Governmental Authority of the violation of any Environmental Laws (as hereinafter defined). To Seller's knowledge, the Property is not in violation of any Environmental Laws. To Seller's knowledge, there are no underground storage tanks located on the Property and no underground storage tanks have been removed from the Property. To Seller's knowledge, Seller has not engaged in any Environmental Activity (as hereinafter defined), nor has any Environmental Activity otherwise occurred, in violation of any applicable Environmental Law. To Seller's knowledge, no investigations, inquiries, orders, hearings, actions or other proceedings by or before any Governmental Authority are currently pending or threatened in connection with any Environmental Activity or alleged Environmental Activity. To Seller's knowledge, Seller has no liability, absolute or contingent, in connection with any Environmental Activity. "Environmental Activity" means any actual, proposed or threatened storage, holding, existence, release, emission, discharge, generation, processing, abatement, removal, disposition, handling or transportation of any Hazardous Materials in violation of Environmental Laws from, under, into or on the Property or otherwise relating to the Property or the use of the Property, or any other activity or occurrence that causes or would cause any such event to exist. "Environmental Laws" means all laws or regulations which relate to the manufacture, processing, distribution, use or storage of Hazardous Materials (as hereinafter defined). "Hazardous Materials" shall mean:
(a)    Those substances included within the definitions of "hazardous substances," "hazardous materials," "toxic substances," or "solid waste" in the: Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. § 9601 et. seq., as amended by the Superfund Amendments and Reauthorization Act or any equivalent state or local laws or ordinances; the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. § 6901 et. seq., as amended by the Hazardous and Solid Waste Amendments of 1984, or any equivalent state or local laws or ordinances; the Federal Insecticide, Fungicide, and Rodenticide Act ("FIFRA"), 7 U.S.C. § 136 et. seq. or any equivalent state or local laws or ordinances; the Hazardous Materials Transportation Act, 49 U.S.C. § 1801, et. seq.; the Emergency Planning and Community Right-to-Know Act ("EPCRA"), 42 U.S.C. § 11001 et. seq. or any equivalent state or local laws or ordinances; the Toxic Substance Control Act ("TSCA"), 15 U.S.C. § 2601 et. seq. or any equivalent state or local laws or ordinances; or the Occupational Safety and Health Act, 29 U.S.C. § 651 et. seq. or any equivalent state or local laws or ordinances;

(b)    Those substances listed in the United States Department of Transportation Table (49 CFR 172.101 and amendments thereto or by the Environmental Protection Agency (or any successor agency) as hazardous substances (40 CFR Part 302 and amendments thereto);
(c)    Any material waste or substance which is (A) designated as a "hazardous substance" pursuant to Section 311 of the Clean Water Act, 33 U.S.C. § 1251 et seq. (33 U.S.C. § 1321) or listed pursuant to Section 307 of the Clean Water Act (33 U.S.C. § 1317) or (B) radioactive materials; and
(d)    These substances included within the definitions of "hazardous substances", "hazardous materials", "toxic substances" or "solid waste" in the Hazardous Waste Management Act of 1978.
8.1.15.    All general real estate taxes, assessments and personal property taxes that have become due with respect to the Property (except for those that will be prorated at Closing) have been paid or will be so paid by Seller prior to or at Closing.
8.1.16.    There are no options to purchase or rights of first refusal affecting or relating to the Property.
8.1.17.    Except as specifically described in a separate notice from Seller to Purchaser delivered prior to the Effective Date, no construction agreements, contracts or plans or any agreements, contract or plans relating to any capital expenditures or repairs relating to the Property have been entered into on behalf of Seller which have not been satisfied and completed. Seller has not entered into any undertakings or commitments with any Governmental Authority, which require the payment of money or the performance of any duty in connection with the ownership of the Property. Seller has not received any written notice from any Governmental Authority having jurisdiction over the Property or from any other person of and, to Seller's knowledge, there does not exist any other obligation to any such Governmental Authority for the performance of any capital improvements or other work to be performed by Seller in or about the Property or donations of monies or land (other than general real estate taxes) which has not been completely performed and paid for.
8.1.18.    To Seller's knowledge, the Property Information delivered to Purchaser pursuant to Section 3.1 is true, correct and complete in all material respects.
8.1.19.    To Seller's knowledge, no statement, certificate, schedule, list or other information supplied by or on behalf of Seller to Purchaser or its agents pursuant to this Agreement or in connection with the transactions contemplated by this Agreement did knowingly contain, any untrue statement of a material adverse fact or did omit, or at the respective times such documents are delivered or become effective, to state a material adverse fact necessary in order to make a statement contained therein not misleading in any material respect. Seller has not knowingly withheld any information within its possession or of which it is actually aware regarding the Property that would reasonably be considered by a purchaser to be material to that purchaser's decision to purchase the Property.

Seller shall not be deemed to have breached any of the foregoing representations and warranties to the extent that changes have occurred between the Effective Date and Closing which are expressly permitted pursuant to the provisions of Section 9 and Purchaser shall have been advised in writing of such changes. Seller covenants to promptly inform Purchaser of any such changes. For example, any new Leases or Lease amendments entered into between the Effective Date and Closing shall not violate Section 8.1.5 hereof as long as they comply with Section 9.3.
Seller agrees that Purchaser shall be entitled to rely upon the foregoing representations and warranties made by Seller herein as a material inducement to enter into the transactions contemplated hereby and that Purchaser has so relied. Such representations and warranties are true, correct and complete on the date hereof and on the Closing Date, to the extent of Seller's knowledge and belief. For the purposes hereof, the terms "to the extent of Seller's knowledge and belief," "to Seller's actual knowledge," "to Seller's knowledge," or similar qualifying phrases shall mean the actual, not constructive, knowledge of David Watson, an officer of Seller, and Dan Corley, Seller’s property manager, in their respective capacities as an officer and property manager of Seller, and not individually, and not otherwise; and shall, furthermore, not impose any requirement upon such officers, asset managers or property managers to undertake any independent investigation. In addition, the person acting for the Seller is acting as an officer and agent of the Seller, and in no manner, expressly or impliedly, is making any of the representations contained herein as an individual.
To the extent that Seller becomes aware of any matter which is either the subject of this Section 8 or Section 6 that would make the representation or warranty given inaccurate or incomplete in any material respect, Seller shall promptly notify Purchaser of the existence of the fact or condition which would cause the representation or warranty in question to require modification. At such time, Purchaser shall, at its election, either (i) accept such modified representation or warranty as Seller may then give, and close hereunder, waiving its rights to object to the matter or matters which are the subject of the aforesaid modification or deletion, or (ii) to the extent that the matter or matters in question constitute a material change to the representations or warranties being sought to be modified or deleted, exercise its rights to terminate this Agreement, whereupon the Deposit shall be returned to Purchaser, and neither party hereto shall have any further liability one to the other, save and except for matters which expressly survive a termination hereunder. Should Purchaser elect to accept a modified representation or warranty and close, by such election, Purchaser shall expressly acknowledge that it has waived any objection to the matters which are the subject of any such modification, amendment or deletion. Purchaser's obligations to close hereunder are conditioned upon all of Seller's representations and warranties being true and correct in all material respects as permitted to be modified hereby. Notwithstanding anything to the contrary contained herein, if prior to Closing, Purchaser has actual knowledge that any representation or warranty of Seller set forth in this Agreement including, without limitation, in Sections 6 or 8, is not true, and nevertheless Purchaser proceeds to close the transaction, then Purchaser shall be deemed to have irrevocably and unconditionally waived its rights to assert any claim against Seller after the Closing with respect to any misrepresentation of which it had knowledge prior to the Closing. For purposes of the immediately preceding sentence, the actual knowledge of Purchaser shall mean the actual, not constructive, knowledge of Stephen G. Seitz or Robert Dozier.

8.2    Purchaser hereby warrants and represents for the sole, exclusive and limited benefit of Seller as of the Effective Date and as of the Closing, as follows:
(a)    Purchaser is and will continue at all times to be until the Closing an entity, duly and validly existing in the state of its formation.
(b)    The execution of this Agreement by Purchaser, the consummation of the transactions herein contemplated, and the execution and delivery of all documents to be executed and delivered by Purchaser, have been or will be, prior to the Closing, duly authorized by all requisite action on the part of Purchaser and this Agreement has been, and all documents to be delivered by Purchaser pursuant to this Agreement, will be, duly executed and delivered by Purchaser and is or will be, as the case may be, binding upon and enforceable against Purchaser in accordance with their respective terms;
(c)    Neither the execution of this Agreement nor the carrying out by Purchaser of the transactions contemplated herein will result in any violation of or be in conflict with the instruments pursuant to which Purchaser was organized and/or operates, or any applicable law, rule or regulation of any Governmental Authority, or of any instrument or agreement to which Purchaser is a party and no consent or approval of any third party is required for the execution of this Agreement by Purchaser or the carrying out by Purchaser of the transactions contemplated herein.
Section 9.    Operation of Property to Closing; Exclusivity.
9.1    From the Effective Date until the Closing or sooner termination of this Agreement, Seller covenants as follows: (a) Seller shall continue to operate the Project in the manner in which it presently operates the Project; (b) Seller will maintain the existing insurance covering the Property or if any of such policies is expiring such policies shall be replaced with new policies containing the same or substantially similar coverage; (c) Seller shall not place any mortgage or any other encumbrance, easement, covenant, condition, right-of-way or restriction on the Property or voluntarily take any action that materially and adversely affects title to the Property as same exists on the Effective Date unless required or expressly contemplated by the existing Leases, REA or documents which constitute Permitted Exceptions and Seller will not remove any of the Fixtures unless it replaces the same with Fixtures of the same quality; (d) Seller will make all necessary repairs and replacements thereto required to be made by Seller (including curing any governmental violations issued prior to the Effective Date ("Existing Violations") by any Governmental Authority) and deliver the Project at the Closing in substantially the same condition as existed on the Effective Date, reasonable wear and tear and damage by fire or other casualty excepted, subject to the provisions in the last sentence of this Section 9.1; (e) Seller will give prompt written notice to Purchaser of any fire or other casualty affecting the Property after the Effective Date; (f) Seller will deliver to Purchaser, promptly after receipt by Seller, a copy of (i) all current written default and other material notices to and from Tenants; (ii) all current written default and other material notices from the service providers under any Contracts; and (iii) all written notices of any violations issued to Seller by Governmental Authorities with respect to the Property and any other material notices received from any Governmental Authority with respect to the Property; (g) Seller shall use commercially reasonable efforts to maintain in full force and effect the existing Approvals and timely apply for renewals of all such Approvals which will expire before the Closing; (h) Seller shall not alter, amend or become a party to any new Contract unless the Contract is terminable within thirty (30) days after the Closing of the Project and such termination can occur without penalty or other cost to Purchaser; (i) Seller shall not terminate any Lease; (j) Seller will not apply any security deposits held by Seller under any of the Leases; (k) Seller shall perform its obligations under all Leases, REAs and Contracts; and If Seller is unable to cure any Existing Violation at or before the Closing, Seller shall have the right, in lieu of curing any such Existing Violation to deposit in escrow with the Title Company at Closing a sum of money sufficient to cure any such Existing Violation.
9.2    Seller covenants on or prior to the Closing to pay or satisfy all commissions or referral fees with respect to all Leases listed on Schedule "1.5" hereto. Seller shall also pay or satisfy, or make arrangements to pay or satisfy, any commission or referral fee with respect to any new Lease hereafter consented to in writing by Purchaser pursuant to the provisions of Section 9.3 hereof. The provisions of this Section shall survive Closing.
9.3    From the Effective Date until the Closing or sooner termination of this Agreement, Seller shall not enter into any new Lease without the prior written or deemed approval of Purchaser (which shall not be unreasonably withheld, delayed or conditioned) nor shall it amend, modify, extend or terminate any Lease or grant any rent abatement or concessions to existing tenants without the prior written or deemed approval of Purchaser (which approval shall not be unreasonably withheld, delayed or conditioned) unless such new Lease, renewal of a Lease or amendment, modification or termination or rent abatement or concession is expressly provided for in an existing Lease as of the Effective Date and Seller provides Purchaser with written notice of its intent to amend, modify, extend or terminate such Lease. Seller shall notify Purchaser of any proposed amendment, modification or termination of a Lease or any proposed new Lease in writing, including the identity of the proposed tenant, together with a summary of the terms thereof in reasonable detail, and Purchaser shall notify Seller in writing within five (5) business days of receipt of its consent thereto or of any objections thereto together with the reasons therefor. In the event Purchaser shall not notify Seller whether or not Purchaser consents to any such amendment, modification or termination of a Lease or any such new Lease within five (5) business days following Purchaser's receipt of Seller's notification thereof, such amendment, modification or termination of a Lease or such new Lease shall be deemed approved by Purchaser. Between the Effective Date and Closing or the earlier termination of this Agreement, Seller will not, without obtaining Purchaser's prior written consent thereto, consent to any request by a Tenant for permission to assign its Lease or sublet its leased premises (or any part thereof) to the extent Seller, as landlord, has the right to approve or consent to such assignment or subletting and, to the extent the withholding of any such approval or consent by Seller, as landlord, under the applicable Lease would not cause Seller to be in violation of the terms of such Lease.
9.4    From the Effective Date until the Closing or sooner termination of this Agreement, Seller agrees that neither Seller nor any agent, partner or subsidiary or affiliate of Seller shall be permitted to accept or entertain offers, negotiate, solicit interest or otherwise enter into discussions involving the sale, joint venture, financing, disposition or other transaction involving the Property.

Section 10.    Conditions to Obligations to Close. The obligations of Purchaser to consummate the transactions contemplated herein shall be subject to the fulfillment of the following conditions ("Purchaser's Conditions"), any of which may be waived by Purchaser in its sole and absolute discretion:
10.1    The representations and warranties of Seller made herein shall be true and correct in all material respects, Seller shall have performed all covenants and agreements made herein and Seller shall have delivered to Purchaser all of the closing documents required pursuant to Section 11.1 hereof.
10.2    Purchaser's receipt of the Required Tenant Executed Estoppels (as hereinafter defined).
10.3    An unconditional and irrevocable agreement by the Title Company to issue the Title Policy.
10.4    Delivery of possession of the Property to Purchaser subject only to the Permitted Exceptions and to the rights of Tenants under the Leases, as tenants only.
10.5    Receipt of an executed estoppel certificate from the other parties to the REAs in the form of Exhibit "C-8" attached hereto and made a part hereof or, as to Target, in such form as may be provided in the applicable Target REA (collectively, the "REA Estoppels").
10.6    As of the Closing Date, no Major Tenant shall have (a) filed a petition in bankruptcy, (b) been adjudicated insolvent or bankrupt, (c) petitioned a court for the appointment of any receiver of or trustee for it or any substantial part of its property, (d) commenced any proceeding under any reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, (e) become the subject of an involuntary bankruptcy petition, (f) vacated its leased premises, or (g) had its Lease terminated. There shall not have been commenced and be pending against any Tenant any proceeding of the nature described in the first sentence of this subparagraph. No order for relief shall have been entered with respect to any Major Tenant under the Federal Bankruptcy Code. For purposes of this Agreement, the term Major Tenant shall be limited to Dollar Tree, PetSmart, Ross, Aarons, Rack Room, Jason’s Deli, Palm Beach Tan and Dickey’s.
10.7    Delivery to Purchaser of evidence that any existing management agreement and/or leasing agreement entered into by Seller with respect to the Property has been terminated.
10.8    Delivery to Purchaser of copies of any existing warranties for the Property, which warranties shall be re-issued in Purchaser's name, at Seller's sole cost and expense, if Seller does not have the right to assign same without the consent of the applicable warranty companies.
In the event any of the Purchaser's Conditions shall not be satisfied as of the Closing Date, Purchaser shall have the right to terminate this Agreement by giving written notice to Seller and receive a return of the Deposit and any amount owing under Section 16.2 hereof, whereupon neither party shall have any further rights or obligations hereunder except for any provisions of this Agreement that expressly survive termination.

Section 11.    Closing Documents.
11.1    At the Closing, Seller shall deliver the following documents to the Title Company except for the Leases, Contracts and materials referred to in Section 11.1.15, as to which delivery at Closing shall be coordinated with Purchaser:
11.1.1.    a special warranty deed executed by Seller and acknowledged before a notary public and in the form of Exhibit “C-1” attached hereto and made a part hereof, conveying fee title to the Property to Purchaser subject only to the Permitted Exceptions;
11.1.2.    a certified schedule executed by Seller in the form of the Lease Schedule attached hereto as Schedule "1.5" updating and recertifying the information set forth in the Lease Schedule attached hereto as Schedule "1.5";
11.1.3.    assignments of Seller's interest in all the Leases in the form of Exhibit "C-2" attached hereto and made a part hereof executed by Seller;
11.1.4.    a notice to all Tenants advising them of the transfer of title to the Property in the form of Exhibit "C-3" attached hereto and made a part hereof executed by Seller;
11.1.5.    bill of sale in the form of Exhibit "C-4" attached hereto and made a part hereof executed by Seller;
11.1.6.    an assignment transferring Seller's right, title and interest in and to Warranties, Approvals and Intangibles, if any, in the form of Exhibit "C-5" attached hereto and made a part hereof executed by Seller;
11.1.7.    a certificate in the form of Exhibit "C-6" attached hereto and made a part hereof executed by Seller;
11.1.8.    a FIRPTA Affidavit executed by Seller stating that Seller is not a foreign person (as defined in Section 1445 of the Internal Revenue Code of 1986, as amended, and the Regulations promulgated thereunder);
11.1.9.    an assignment of the Contracts (other than those that Purchaser has elected not to assume) in the form of Exhibit "C-7" attached hereto and made a part hereof executed by Seller;
11.1.10.    a notice letter in the form of Exhibit "C-8" attached hereto and made a part hereof executed by Seller to each vendor under a Contract being assigned advising the vendor of the transfer of the Property and the assignment and assumption of the applicable Contract with stamped addressed envelopes and completed certified mail return receipt cards;
11.1.11.    such authorization documentation of each party comprising Seller and such other instruments and documents executed by Seller (including without limitation, an owner's title certificate and gap indemnity) as shall be required by the Title Company to consummate this transaction;
11.1.12.    such other instruments and documents which shall be reasonably necessary in connection with the transaction contemplated herein and which do not impose, create, or potentially create any liability or expense upon Seller not expressly required under this Agreement;

11.1.13.    to the extent not previously delivered by Seller to Purchaser, the Tenant Executed Estoppels, the REA Estoppels and any other documents contemplated by Section 10;
11.1.14.    a closing statement executed by Seller; and
11.1.15.    to the extent not previously delivered by Seller to Purchaser, (a)  records and files which are in Seller's possession or control relating to the current operation and maintenance of the Project, including, without limitation, current tax bills, current water, sewer, utility and fuel bills, payroll records, billing records for Tenants, repair and maintenance records and the like which affect or relate to the Project, (b) all documents necessary to conduct 2011 Tenant reconciliations as described in Section 14 hereof, (c) all architectural and engineering plans and specifications relating to the Property in Seller's possession or control, and (d) all original Leases and Contracts, Approvals, and Warranties. Seller's obligation to provide the files and materials listed herein shall survive the Closing.
11.2    Seller shall diligently and in good faith endeavor to obtain and deliver to Purchaser no later than five (5) business days prior to the Closing estoppel certificates in the form of Exhibit "D-1" attached hereto and made a part hereof (or in such form as may be prescribed under any Lease or in the customary form used by any Tenant that is a regional or national retailer), certified to Purchaser ("Estoppel Certificate"), duly executed by each of the Tenants of the Property dated within thirty (30) days of the Closing Date. Estoppel Certificates that (1) are dated not more than thirty (30) days prior to the Closing Date, (2) have all blanks completed or marked not applicable, as appropriate, (3) have all exhibits completed and attached, as applicable, (4) do not indicate (x) any material discrepancy from the Property Information, (y) any Lease amendment, assignment or subletting that was not previously provided by Seller to Purchaser pursuant to Section 3.1 and which is not reasonably acceptable to Purchaser, or (z) any material and adverse claim or landlord default, and (5) if the Tenant's obligations under the applicable Lease have been guaranteed by another person or entity, also cover such guaranty and are also signed by the guarantor(s) (items (1)-(5) being collectively referred to herein as the "Estoppel Requirements") are herein referred to as the "Tenant Executed Estoppels". In the event that Seller shall not have obtained Tenant Executed Estoppels from all Major Tenants (collectively, the "Required Tenant Executed Estoppels") at the Closing, Purchaser shall have the right to (i) terminate this Agreement by giving written notice of termination to Seller on or before the Closing Date, whereupon the provisions of Section 3.3 hereof with respect to a termination shall apply, or (ii) adjourn the Closing Date for a period not exceeding thirty (30) days to allow Seller additional time to obtain the Required Tenant Executed Estoppels. Seller agrees to forward each executed Estoppel Certificate received by Seller from a Tenant to Purchaser within three (3) business days after Seller's receipt of same.
11.3    At the Closing, Purchaser shall deliver the following documents in addition to payment of the balance of the Purchase Price:
11.4    evidence reasonably satisfactory to the Title Company of Purchaser's authority to execute and deliver this Agreement and the documents to be delivered by it pursuant thereto;

11.4.1.    an instrument of assumption of all of Seller's obligations under the Leases in the form of Exhibit "C-2" executed by Purchaser;
11.4.2.    an instrument of assumption of all of Seller's obligations under those Contracts being assumed by Purchaser, in the form of Exhibit "C-7" executed by Purchaser;
11.4.3.    a closing statement executed by Purchaser; and
11.4.4.    such other instruments or documents which shall be necessary in connection with the transaction herein contemplated and which do not impose, create, or potentially create any liability or expense upon Purchaser not expressly required under this Agreement.
Section 12.    Brokerage. Seller and Purchaser mutually represent and warrant to each other that there are no brokers involved in this transaction other than Stonemoss Capital (Mark Wismer) (“Broker”). If, as and when the Closing occurs, but not otherwise, Seller agrees to pay to Broker a commission (the “Commission”) in the amount of $200,000.00. Seller and Purchaser shall indemnify, defend and hold harmless the other against any costs, claims or expenses, including reasonable attorneys' fees, arising out of the breach of their respective representations and/or agreements hereunder. The provisions of this Section shall survive the Closing.
Section 13.    Notices. All notices or other communications hereunder to either party shall be (i) in writing and shall be deemed to be given on the earlier to occur of (a) actual receipt or (b) the third business day after deposit of both the original and copy as provided below in a regularly maintained receptacle for the United States mail, by registered or certified mail, return receipt requested, postage prepaid, addressed as provided hereinafter, and (ii) addressed:
If to Purchaser:    American Realty Capital IV, LLC
405 Park Avenue, 15th Floor
New York, New York 10022
Attention: Mr. Michael Weil
Facsimile Number: (857) 207-3397
Email: mweil@arlcap.com

With a copy to:    American Realty Capital IV, LLC
405 Park Avenue, 15th Floor
New York, New York 10022
Attention: Jesse Galloway
Facsimile Number: (646) 861-7751
Email: jgalloway@arlcap.com

And a copy to:        Lincoln Property Company
2000 McKinney Avenue
Suite 1000
Dallas, Texas 75201
Attention: Robert Dozier
Facsimile Number: 214-740-3313
Email: rdozier@lpc.com
And a copy to:        Condon Thornton Sladek Harrell PLLC
8080 Park Lane, Suite 700
Dallas, Texas 75231
Attention: William L. Sladek, Esq.
Facsimile Number: 214-691-6311
Email: bsladek@ctshlaw.com

If to Seller:        Direct Development, Inc.
2001 Ross Avenue, Suite 550
Dallas, Texas 75201
Attention: David S. Watson
Facsimile Number: 214-891-3223
With a copy to:    Winstead PC
120 Elm Street, Suite 5400
Dallas, Texas 75270
Attention: John M. Nolan
Facsimile Number: 214-745-5390
Notices may also be given by overnight courier service, in which event, the notice shall be deemed delivered on the next business day.

Section 14.    Prorations and Costs.
14.1    Prorations. Purchaser and Seller shall apportion as of 11:59 p.m. (Dallas, Texas time) on the day preceding the Closing, the items hereinafter set forth. Any errors or omissions in computing apportionments at Closing shall be promptly corrected. The obligations set forth in this Section 14 shall survive the Closing. The items to be adjusted are:
14.1.1.    city, state, county, school, ad valorem taxes and other assessments for the fiscal year of sale; should such proration be inaccurate based on the actual millage set forth on the ad valorem tax bill if the current tax bill has not been received by the date of the Closing, either party may demand after the date of Closing, that such taxes and assessments be reprorated based on the actual bill and shall be entitled to receive upon demand, any amount owing to such party based on such reproration;
14.1.2.    all base rent, percentage rent and additional rent and similar charges (collectively, the "Rent") to the extent collected by Seller. To the extent that Seller receives Rent after the Closing, the same shall be immediately applied in accordance with the terms of this Section 14.1.2 and, if applicable, delivered to Purchaser. Any Rent from a Tenant after the Closing shall be applied in the following order of priority:
(1)    First, to any rents then owing for any calendar month or months following the calendar month in which the Closing occurred; and
(2)    Second, to the rents owing for the calendar month in which the Closing occurred; and
(3)    Third, to rents owing for any calendar month or months preceding the calendar month in which the Closing occurred until the Tenant, under the applicable Lease, is current.
For a period of one hundred eighty (180) days after the Closing, Purchaser shall bill Tenants for all amounts due under their Leases accruing prior to the Closing (including, without limitation, base rent, additional rent, percentage rent or other Tenant charges for the year 2011) and shall use reasonable efforts to collect from Tenants any base rent, additional rent, percentage rent or other tenant charges owing with respect to the period prior to the Closing. To the extent delinquent amounts for base rents, additional rents, percentage rents and other tenant charges for the period prior to the Closing ("Delinquent Rents") are collected by Purchaser, subject to clauses 1, 2 and 3 above, such amounts, net of reasonable costs of collection, including without limitation, reasonable attorney's fees, shall be paid to Seller no later than thirty (30) days following the date on which such amounts have been received by Purchaser or its agent. Purchaser shall not be obligated to expend any funds or commence legal proceedings to collect any Delinquent Rents. In no event shall Seller commence any legal proceedings against any Tenant after the Closing with respect to any Delinquent Rents.
At Closing, percentage rents shall be separately apportioned based on the percentage rents actually collected by Seller. Such apportionment shall be made separately for each Tenant who is obligated to pay percentage rent on the basis of the fiscal year set forth in the Tenant's Lease for the determination and payment of percentage rent. Any percentage rent received from a Tenant after the Closing shall be applied as follows: (a) Purchaser shall be entitled to a prorata portion of such percentage rent payment based on the number of days within the applicable percentage rent fiscal year period that Purchaser owned the Project and (b) Seller shall be entitled to a prorata portion of such percentage rent payment based on the number of days within the applicable percentage rent period that Seller owned the Project.
No later than March 1, 2013 (the "Final Adjustment Date"), Seller and Purchaser shall make a final adjustment in accordance with the provisions of this Section 14.1 of percentage rent and other items of additional rents for which final adjustments or prorations could not be determined at the Closing, if any, because of the lack of actual statements, bills or invoices for the current period, the year end adjustment of common area maintenance, taxes and like items, the unavailability of final sales figures or amounts for percentage rent or any other reason. Any net adjustment in favor of Purchaser or Seller is to be paid in cash by the other no later than thirty (30) days after such final adjustment has been made.
14.1.3.    To the extent Tenants pay monthly estimates of common area maintenance charges, central plant charges, taxes and similar expenses (collectively, "Charges") with an adjustment at the end of each fiscal year applicable to Charges, they shall be prorated in accordance with this Section 14.1.3. Until the adjustment described in this Section 14.1.3 is made, all amounts received by Seller as interim payments of Charges before the Closing Date shall be retained by Seller, except that all interim payments received by either party for the month in which the Closing Date occurs shall be prorated as between Seller and Purchaser based upon the number of days in that month and the party receiving the interim payment shall remit to (if received on or after the Closing Date) or credit (if received before the Closing Date) the other party its proportionate share. All amounts received by Purchaser as interim payments of Charges on or after the Closing Date shall be retained by Purchaser until year end adjustment and determination of Seller's allocable share thereof except to the extent provided in Section 14.1.2 above. No later than the Final Adjustment Date, Seller's allocable share of actual Charges for Leases in effect as of the Closing Date shall be determined by multiplying the total payments due from each Tenant for such fiscal year (the sum of estimated payments plus or minus year end adjustments) by a fraction, the numerator of which is Seller's actual cost of providing common area maintenance services and taxes (as the case may be) prior to the Closing Date (within that portion of the fiscal year in which the Closing Date occurs in which the applicable Lease is in effect), and the denominator of which is the cost of providing such services and paying such taxes for the entire fiscal year (or that portion of the fiscal year in which the applicable Lease is in effect). If, on the basis of amounts actually incurred and the estimated payments received by Seller prior to the Closing Date, Seller has retained amounts in excess of its allocable share, it shall remit, within thirty (30) days after notice from Purchaser of the excess owed Purchaser, such excess to Purchaser. If, on the basis of the foregoing amounts, Seller has retained less than its allocable share, Purchaser shall remit, within thirty (30) days after notice from Seller of the amount owed Seller, such amount to Seller to the extent received from the Tenants of the Property.
14.1.4.    All other income and all operating expenses of the Project for the assumed Contracts and public utility charges and charges and/or payments under the REAs with respect to the Project shall be prorated at the Closing effective as of the Closing Date, and appropriate cash adjustments shall be made by Purchaser and Seller. Seller and Purchaser shall cooperate to arrange for final utility readings as close to the Closing Date as possible and the issuance of a final bill to Seller with Purchaser being designated the billing party in lieu of Seller for all utilities that may be in the name of Seller from and after the Closing Date. Notwithstanding anything herein to the contrary, the management agreement and leasing agreement, if any, for the Property shall be terminated as of the Closing Date and there shall be no apportionment of any fees or charges thereunder.
14.1.5.    At Closing, any prepaid rents attributable to periods from and after the Closing Date and security deposits under the Leases (together with any interest accrued thereon) shall be transferred to Purchaser either directly or by way of a credit in favor of Purchaser.
14.1.6.    If, at Closing, the Property or any part thereof shall have been affected by an assessment or assessments, which are or may become payable in annual installments, of which the first installment is then a charge or lien, then for the purposes of this Agreement, all the unpaid installments of any such assessment due and payable in calendar years prior to the year in which the Closing occurs shall be paid by Seller and all installments becoming due and payable after the Closing shall be assumed and paid by Purchaser, except, however, that any installments which are due and payable in the calendar year in which the Closing occurs shall be adjusted pro rata. However, if such an assessment or assessments shall be due in one lump sum payment, then to the extent such assessment(s) is for improvements in place as of the date of this Agreement, then such assessment(s) shall be paid by Seller but if such assessment(s) is for improvements to be made subsequent to the date of Closing, then the same shall be paid by Purchaser.
14.1.7.    To the extent at Closing there are any unpaid tenant improvement allowances or brokers' commissions ("Unpaid TI/LC") for Leases entered into prior to the Effective Date (including with respect to the lease with Liberty Mutual Insurance Company entered into on or about March 1, 2012), Seller shall credit Purchaser the estimated amount of Unpaid TI/LC at Closing, and Purchaser shall thereafter be obligated to pay directly to the applicable parties the applicable amounts from the Unpaid TI/LC credited to Purchaser. To the extent the credit provided to Purchaser at Closing for any Unpaid TI/LC shall be less than the actual amount of such Unpaid TI/LC, Seller shall be obligated to pay Purchaser the difference promptly following the final determination of the Unpaid TI/LC. To the extent the credit provided to Purchaser at Closing for any Unpaid TI/LC is more than the actual amount of such Unpaid TI/LC, Purchaser shall be obligated to pay Seller the difference promptly following the final determination of the Unpaid TI/LC.
14.2    Purchaser's Costs. Purchaser will pay:
14.2.1.    The fees and disbursements of Purchaser's counsel, inspecting architect, engineer, environmental consultant and other consultants, if any;
14.2.2.    One-half (1/2) of any closing escrow fees of the Title Company and one-half (1/2) of recording fees;
14.2.3.    The cost of all premiums for any endorsements, modifications or deletions to the Title Policy requested by Purchaser; and
14.2.4.    Any costs relating to any financing obtained by Purchaser (including, without limitation, any mortgage taxes and any additional title premiums (in excess of what Seller is obligated to pay under Section 14.3.4) resulting from obtaining a loan title policy.
14.3    Seller's Costs. Seller will pay:
14.3.1.    The fees and disbursements of Seller's counsel;
14.3.2.    One-half (1/2) of any closing escrow fees of the Title Company;
14.3.3.    The cost of the Survey;
14.3.4.    The cost of the basic premium for the Title Policy;
14.3.5.    The cost of releasing all liens, judgments and other encumbrances that are to be released under this Agreement and of recording such releases;
14.3.6.    The Commission to Broker; and
14.3.7.    One-half (1/2) of any recording fees.
Section 15.    Damage or Destruction Prior to Closing and Condemnation.
15.1    If prior to the Closing the Property is damaged or destroyed, but not materially damaged or destroyed, by fire or other casualty, Purchaser shall be required to perform this Agreement and shall be entitled to the net casualty insurance proceeds payable to Seller with respect thereto under the policies of insurance maintained by Seller and a credit against the Purchase Price in the amount of the applicable deductible under such policy(ies). If the Property is materially damaged or destroyed by fire or other casualty, Purchaser may terminate this Agreement on written notice to Seller given within ten (10) business days after receiving notice of the occurrence of such fire or casualty. If Purchaser shall exercise such option to terminate, it shall be deemed that Purchaser terminated this Agreement pursuant to Section 3.3 and the rights of the parties shall be as set forth therein. If Purchaser does not exercise such option to terminate, this Agreement shall remain in full force and effect in accordance with its terms and Purchaser shall be entitled to the net casualty insurance proceeds with respect thereto under the policies of insurance maintained by Seller and a credit against the Purchase Price in the amount of the applicable deductible under such policy(ies). In the event of any damage by fire or other casualty, the determination as to whether such damage or destruction is material in cost shall be made by an engineer or contractor mutually agreed upon by Seller and Purchaser. For purposes hereof, the Project shall be deemed "materially damaged or destroyed" if (i) the cost of repair and restoration of such damage or destruction as estimated by the engineer or contractor selected by Seller and Purchaser is greater than $1,000,000.00 in the case of an insured casualty and $250,000.00 in the case of an uninsured casualty, or (ii) if such damage or destruction will entitle any Tenant occupying greater than 5,000 square feet to terminate its Lease or abate its rent in whole for a period in excess of one hundred eighty (180) days. If prior to Closing the Property is damaged or destroyed and such damage or destruction is not covered by insurance, and Purchaser does not elect to terminate the Agreement as provided above, Purchaser shall be entitled to a credit against the Purchase Price for the cost of repair and restoration of such damage or destruction as estimated by the engineer or contractor selected by Seller and Purchaser, not to exceed $250,000.00.

15.2    In the event proceedings to condemn the Property or any portion thereof are commenced before the Closing, Purchaser shall have the right to terminate this Agreement in which event it shall be deemed that Purchaser terminated this Agreement pursuant to Section 3.3 hereof and the rights of the parties shall be as set forth therein. In the event Purchaser does not elect to terminate this Agreement, Seller shall assign to Purchaser, at the Closing, all of Seller's rights, title and interest in and to any condemnation proceeds payable with respect to the Property or grant Purchaser a credit against the Purchase Price equal to the amount of any condemnation award paid to Seller.
Section 16.    Remedies.
16.1    IF THE SALE IS NOT CONSUMMATED DUE TO ANY DEFAULT BY PURCHASER HEREUNDER, THEN SELLER, AS ITS SOLE AND EXCLUSIVE REMEDY FOR PURCHASER'S DEFAULT, SUBJECT, HOWEVER, TO THE TERMS OF SECTION 18.2 BELOW, SHALL RETAIN THE DEPOSIT, AS LIQUIDATED DAMAGES, THE PARTIES HAVING AGREED THAT SELLER'S ACTUAL DAMAGES, IN THE EVENT OF A FAILURE TO CONSUMMATE THIS SALE DUE TO PURCHASER'S DEFAULT, WOULD BE EXTREMELY DIFFICULT OR IMPRACTICABLE TO DETERMINE. AFTER NEGOTIATION, THE PARTIES HAVE AGREED THAT, CONSIDERING ALL THE CIRCUMSTANCES EXISTING ON THE DATE OF THIS AGREEMENT, THE AMOUNT OF THE DEPOSIT IS A REASONABLE ESTIMATE OF THE DAMAGES THAT SELLER WOULD INCUR IN SUCH EVENT. EACH PARTY WAS REPRESENTED BY COUNSEL WHO EXPLAINED, AT THE TIME THIS AGREEMENT WAS MADE, THE CONSEQUENCES OF THIS LIQUIDATED DAMAGES PROVISION. THE FOREGOING SHALL BE DEEMED TO BE SELLER'S UNCONDITIONAL AND IRREVOCABLE ELECTION OF A REMEDY FOR A DEFAULT BY PURCHASER UNDER THIS AGREEMENT OTHER THAN FOR OBLIGATIONS OR INDEMNITIES OF PURCHASER WHICH SURVIVE A TERMINATION OR CLOSING HEREUNDER.
16.2    Subject to the provisions of the last sentence of this Section 16.2, if Seller shall default in its obligations under this Agreement or if there shall be a breach discovered by Purchaser before Closing of any of Seller's representations or warranties that has a material and adverse effect on Seller and/or the Project, the parties hereto agree that Purchaser's sole remedies shall be limited either (a) to the termination of this Agreement as set forth in Section 3.3 hereof, or (b) to specific performance of this Agreement. Notwithstanding anything herein to the contrary, in the event that Seller willfully and intentionally defaults in its obligations under this Agreement for the intended purpose of preventing Purchaser from purchasing the Project and if specific performance is not a commercially reasonable available remedy, Purchaser shall have the right to terminate this Agreement as set forth in Section 3.3 hereof and, in addition, recover from Seller Purchaser's actual out-of-pocket costs and expenses in an amount not to exceed $50,000 in connection with its investigation of the Property and the transaction contemplated by this Agreement.
16.3    The provisions of Sections 16.1 and 16.2 hereof shall not limit any rights or remedies that either party may have against the other with respect to those provisions of this Agreement that survive Closing or the documents delivered pursuant to Sections 11.1 and 11.3 hereof. Without limiting the generality of the foregoing, the provisions of Sections 16.1 and 16.2 hereof shall not limit any rights of the parties to recover legal fees as set forth in Section 18.2 hereof.

Section 17.    Reporting Requirements. Purchaser and Seller shall each deposit such other instruments required to close the escrow and consummate the purchase and sale of the Property in accordance with the terms hereof, including, without limitation, an agreement designating the Title Company as the "Reporting Person" for the transaction pursuant to Section 6045(e) of the Internal Revenue Code and the regulations promulgated thereunder, and executed by Seller, Purchaser and the Title Company, but in no event shall such instruments impose, create or potentially create any liability for Seller or Purchaser not expressly provided for herein. Such agreement shall comply with the requirements of Section 6045(e) of the Internal Revenue Code and the regulations promulgated thereunder.
Section 18.    Miscellaneous.
18.1    This Agreement constitutes the entire Agreement between the parties and supersedes any other previous agreement, oral or written, between the parties. This Agreement cannot be changed, modified, waived or terminated orally but only by an agreement in writing signed by the parties hereto. This Agreement shall be binding upon the parties hereto and their respective heirs, executors, personal representatives and permitted successors and assigns.
18.2    In the event of a default by either party hereto which becomes the subject of litigation, the losing party agrees to pay the reasonable legal fees, court costs and expenses incurred or paid by the prevailing party. For purposes of this Section, a party will be considered to be the "prevailing party" if (a) such party initiated the litigation and substantially obtained the relief which it sought (whether by judgment, voluntary agreement or action of the other party, trial, or alternative dispute resolution process), (b) such party did not initiate the litigation and either (i) received a judgment in its favor, or (ii) did not receive judgment in its favor, but the party receiving the judgment did not substantially obtain the relief which it sought, or (c) the other party to the litigation withdrew its claim or action without having substantially received the relief which it was seeking. The provision of this Section shall survive the Closing or the termination of this Agreement.
18.3    This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same original, and the execution of separate counterparts by Purchaser and Seller shall bind Purchaser and Seller as if they had each executed the same counterpart.
18.4    This Agreement shall be governed, construed and enforced in accordance with the laws of the State of Texas. Dallas County, Texas shall be the only proper place for venue for any suit, action or other proceeding brought by either Seller or Purchaser with respect to this Agreement.
18.5    The headings used in this Agreement are for convenience only and do not constitute substantive matters to be considered in construing same.
18.6    The parties agree that neither this Agreement nor any memorandum or notice thereof shall be recorded. Should either party record this Agreement or a memorandum or notice hereof in violation of the terms of this Section 18.6, such violation of this Section 18.6 shall be deemed a default by the party recording this Agreement or a memorandum or notice hereof.

18.7    Except as set forth below, this Agreement may not be assigned by Purchaser in whole or in part without the prior written consent of the Seller, which consent shall not be unreasonably withheld or delayed. Without limiting the generality of the foregoing, for any assignment by Purchaser to be effective, Seller, prior to Closing, shall have received an executed copy of each assignment and assumption instrument pursuant to which Purchaser assigns all of its right, title and interest in and to this Agreement to the assignee(s) (including all rights to the Deposit) and the assignee(s) assume and agree to be bound by all of the obligations of Purchaser under this Agreement. No assignment of this Agreement shall release Purchaser herein. Notwithstanding the foregoing, Purchaser shall have the right to assign this Agreement to an entity that is owned or controlled by, or under common ownership or control with, Purchaser, or in which Purchaser or an individual or entity that owns or controls Purchaser or is under common ownership or control with Purchaser is a general partner or managing member. Further, without limited the generality of the foregoing, Purchaser is entering into this Agreement for and on behalf of a special purpose entity owned or controlled by Purchaser (“Approved Assignee”) and intends, and shall have the right, to assign Approved Assignee its rights under this Agreement prior to the Closing.
18.8    Submission of this form of Agreement for examination shall not bind Seller or Purchaser in any manner nor be construed as an offer to sell and no contract or obligations of Seller or Purchaser shall arise until this Agreement is executed by both Seller and Purchaser and delivery is made to each.
Purchaser and Seller respectively acknowledge that the purchase and sale of the Project contemplated hereby may be part of a separate exchange (an “Exchange”) being made by each party pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended, and the regulations promulgated with respect thereto (the “Code”). In the event that either party (the “Exchanging Party”) desires to effectuate such an exchange, then the other party (the “Non-Exchanging Party”) agrees to reasonably cooperate with the Exchanging Party in order that the Exchanging Party may effectuate such an exchange; provided, however, that with respect to such Exchange (a) all additional costs, fees and expenses related thereto of either the Exchanging Party and the Non-Exchanging Party shall be the sole responsibility of, and borne by, the Exchanging Party; (b) the Non-Exchanging Party shall incur no additional liability as a result of such exchange; (c) the contemplated exchange shall not delay any of the time periods or other obligations of the Exchanging Party hereby, and without limiting the foregoing, the scheduled date for Closing shall not be delayed or adversely affected by reason of the Exchange; (d) the accomplishment of the Exchange shall not be a condition precedent or condition subsequent to the Exchanging Party's obligations under this Agreement; (e) the Non-Exchanging Party shall not be required to hold title to any land other than the Project for purposes of the Exchange; and (f) Seller shall not be obligated to obtain any recertified estoppel certificates, including REA Estoppels and Estoppel Certificates, or have the Survey recertified. The Exchanging Party agrees to defend, indemnify and hold the Non-Exchanging Party harmless from any and all liability, damage or cost, including, without limitation, reasonable attorney's fees that may result from Non-Exchanging Party's cooperation with the Exchange. The Non-Exchanging Party shall not, by reason of the Exchange, (i) have its rights under this Agreement, including, without limitation, any representations, warranties and covenants made by the Exchanging Party in this Agreement (including but not limited to any warranties of title, which, if Seller is the Exchanging Party, shall remain warranties of Seller), or in any of the closing documents

(including but not limited to any warranties of title, which, if Seller is the Exchanging Party, shall remain warranties of Seller) contemplated hereby, adversely affected or diminished in any manner, or (ii) be responsible for compliance with or deemed to have warranted to the Exchanging Party that the Exchange complies with Section 1031 of the Code.
18.9    Neither Purchaser or Seller, nor any of their affiliates, are in violation of any Anti-Terrorism Law (as hereinafter defined) or engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law. “Anti-Terrorism Laws” shall mean any laws relating to terrorism or money laundering, including: Executive Order No. 13224; the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, as the same has been, or may hereafter be, renewed, extended, amended or replaced; the applicable laws comprising or implementing the Bank Secrecy Act; and the applicable laws administered by the United States Treasury Department’s Office of Foreign Asset Control (as any of the foregoing may from time to time be amended, renewed, extended, or replaced).
18.10    Each of the parties agrees that upon request from the other party following the Closing and without further consideration, such party shall do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered all such further acts or instruments as shall be reasonably requested by a party in order to effect or carryout the transactions contemplated herein provided same do not impose any obligations or liabilities upon the party not contemplated in this Agreement. The provisions of this Section 18.9 shall survive the Closing.
18.11    If the final date of any period set forth herein (including, but not limited to, the Closing Date) falls on a Saturday, Sunday or legal holiday under the laws of the State of Texas, or the United States of America, the final date of such period shall be extended to the next day that is not a Saturday, Sunday or legal holiday. The term "days" as used herein shall mean calendar days, with the exception of "business days", which term shall mean each day except for any Saturday, Sunday or legal holiday under the laws of the State of Texas or the United States of America.
Section 19.    Confidentiality. All Property Information provided by Seller or its agents and representatives to Purchaser with respect to the Property ("Confidential Information") shall be treated as confidential information by Purchaser, using the same degree of care with respect to the Confidential Information as Purchaser employs with respect to its own proprietary or confidential information of like importance. Notwithstanding the foregoing, Purchaser may disclose Confidential Information (i) to its respective consultants, investors, lenders, appraisers, attorneys, accountants, advisers, and affiliates (collectively, "Related Parties"), provided the Purchaser shall advise each parties of the confidential nature of such information and that such parties are required to maintain the confidentiality thereof, and (ii) to the extent Purchaser is required to disclose the same pursuant to a court order, applicable laws or pursuant to a legal dispute between Purchaser and Seller. Purchaser and the Related Parties shall not be obligated to keep confidential any Confidential Information that (1) is already in the public domain, (2) is or becomes generally available to the public other than as a result of a disclosure or one of the Related Parties by Purchaser, or (3) is or becomes available to Purchaser on a non-confidential basis from a source other than Seller who, to Purchaser's knowledge, is not subject to a confidentiality agreement with, or other obligation of secrecy to, Seller prohibiting such disclosure. If this Agreement is terminated for any reason, Purchaser shall promptly deliver to Seller all Confidential Information it has received from Seller including all copies or certify to Seller that Purchaser has destroyed same; provided, however, Purchaser (x) will be entitled to retain one copy of the Confidential Information for compliance purposes or for the purposes of defending or maintaining litigation or threatened litigation, subject to the continued application of the provisions of this Section and (y) will not be obligated to erase Confidential Information that is contained in an archived computer system made in accordance with its security and/or disaster recovery procedures on the understanding that any such retained Confidential Information shall remain subject to the continued application of the provisions of this Section. Purchaser's obligations under the foregoing provisions of this Section shall terminate on the earlier of (x) twelve months from the Effective Date, or (y) the Closing Date.
Except as required by applicable law, Seller shall not publicize this transaction in the media after the Closing without the prior written approval of Purchaser. This provision shall survive Closing.
Section 20.    Indemnity. Seller shall indemnify, hold harmless and defend Purchaser, Purchaser's affiliates, the partners, trustees, shareholders, directors, officers, attorneys, employees and agents of each of them, and their respective heirs, successors, personal representatives and assigns from any and all demands, claims (including, without limitation, causes of action in tort), legal or administrative proceedings, losses, liabilities, damages, penalties, fines, liens, judgments, costs or expenses whatsoever (including, without limitation, attorneys' fees and costs), whether direct or indirect, known or unknown, foreseen or unforeseen (collectively, "Claims") that may arise on account of or in any way be connected with any actions, suits, proceedings or claims brought by any third party(ies) against Purchaser, to the limited extent relating to any alleged negligence or willful misconduct of Seller occurring with respect to the Property prior to the Closing. Purchaser shall indemnify, hold harmless and defend Seller, Seller's affiliates, the partners, trustees, shareholders, directors, officers, attorneys, employees and agents of each of them, and their respective heirs, successors, personal representatives and assigns from any and all Claims that may arise on account of or in any way be connected with any actions, suits, proceedings or claims brought by any third party(ies) against Seller, to the limited extent relating to any alleged negligence or willful misconduct of Purchaser occurring with respect to the Property from and after the Closing. In the event any Claims are asserted against an indemnified party, the indemnified party shall notify Seller or Purchaser, as applicable, of the Claims promptly after becoming aware of such Claims. The indemnified party(ies), absent a reasonable objection by the indemnifying party, shall have the right to select counsel to defend against the Claims and Seller or Purchaser, as the applicable indemnifying party, shall be responsible for the payment of the reasonable and necessary fees and expenses of such counsel as and when billed. In no event shall either Seller or Purchaser be deemed to have indemnified the other for any Claims arising out of or relating to the negligence or willful misconduct of the indemnified party. The provisions of this Section shall survive Closing.

Section 21.    Rule 3-14 Audit and SEC Filing Requirements. Within nine (9) months after the Closing, Purchaser's auditor may conduct an audit, as may be required of Purchaser pursuant to Rule 3-14 of Securities and Exchange Commission Regulation S-X (the "Audit"), of the income statements of the Property for the last complete fiscal year immediately preceding the Closing Date and the stub period through the Closing Date (the "Audit Period"). Seller shall reasonably cooperate with Purchaser's auditor in the conduct of the Audit, and Purchaser shall reimburse Seller for any reasonable, out of pocket costs of Seller incurred in connection with said cooperation. Without limiting the foregoing, (a) Purchaser or its designated independent or other auditor may audit the operating statements of the Property, at Purchaser's expense and, upon Purchaser's prior written request of at least five (5) business days, Seller shall allow Purchaser's auditors reasonable access to such books and records as are then maintained by Seller in respect to the Property and pertaining to the Audit Period as  reasonably necessary to conduct the Audit (but without any specific obligation to maintain any such books and records); and (b) Seller shall use reasonable efforts to provide to Purchaser such existing financial information as may be reasonably required by Purchaser for Purchaser's auditors to conduct the Audit; provided, however, that the ongoing obligations of Seller shall be limited to providing such information or documentation as may be in the possession or control of Seller, at no unreimbursed cost to Seller, and in the format that Seller has from time to time maintained such information. Seller shall provide a letter to Purchaser’s auditors in substantially the form attached hereto as Exhibit F or otherwise reasonably acceptable to Seller and Purchaser. All information provided in connection with this Section 21 shall be subject to the confidentiality requirements of Section 19 of this Agreement.
Section 22.    Rights of First Refusal. If any of the Leases contain tenant rights of first refusal or rights of first offer (either such right, a "ROFR") in connection with a sale of the Project, Seller agrees that, if any Tenant gives notice of its intent to exercise its ROFR under its Lease or does actually exercise such ROFR, this Agreement shall be deemed to terminated, whereupon the rights of the parties shall be as set forth in Section 3.3 hereof.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, this Agreement has been entered into as of the day and year first above written.

SELLER: NWC LIBERTY GROVE & SH66, LTD., a Texas limited partnership	PURCHASER: AMERICAN REALTY CAPITAL IV, LLC, a Delaware limited liability company By:______________________________ Name: ___________________________ Title: ____________________________
By: DEVCO GP, INC., a Texas corporation, its general partner
By: Name: Title:

ACKNOWLEDGMENT BY THE TITLE COMPANY

The undersigned, Republic Title of Texas, Inc., hereby acknowledges receipt of a fully executed copy of this Agreement and agrees to perform the duties of the Title Company in accordance with the terms of this Agreement.

TITLE COMPANY:
REPUBLIC TITLE OF TEXAS, INC.

By:
Name:
Title:

EXHIBIT "A"
Description of Land

EXHIBIT B
EARNEST MONEY ESCROW AGREEMENT
This Escrow Agreement ("Escrow Agreement"), dated the ____ day of March, 2012, between NWC LIBERTY GROVE & SH66, LTD., a Texas limited partnership ("Seller"), AMERICAN REALTY CAPITAL IV, LLC, a Delaware limited liability company ("Purchaser"), and CHICAGO TITLE INSURANCE COMPANY ("Escrow Agent").
WHEREAS, pursuant to that certain Purchase and Sale Agreement, dated March __, 2012 ("Purchase Agreement"), a copy of which has been provided to Escrow Agent, Seller agreed to sell to Purchaser and Purchaser agreed to purchase from Seller, that certain real property and the building improvements located thereon (collectively, the "Property") known as Liberty Crossing; and
WHEREAS, the parties are entering into this Escrow Agreement pursuant to Section 2 of the Purchase Agreement whereby Purchaser is depositing with the Escrow Agent the sum of $200,000.00 (together with any undisbursed interest thereon, the "Deposit") to be held and disbursed in accordance with the provisions of this Escrow Agreement.
NOW, THEREFORE, in consideration of Ten and No/100 ($10.00) Dollars and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Seller, Purchaser and Escrow Agent hereby agree as follows:
1.    Escrow Agent agrees to hold the Deposit, subject to receipt, in escrow and disburse the Deposit in accordance with the terms of this Escrow Agreement.
2.    Escrow Agent shall disburse the Deposit as follows:
2.1    Escrow Agent shall deliver the Deposit to Seller (a) upon the Closing hereunder or (b) in the event that Seller makes a written demand therefor stating that Purchaser has failed to perform Purchaser's obligations hereunder.
2.2    Escrow Agent shall return the Deposit to Purchaser (a) if Purchaser terminates the Purchase Agreement pursuant to Section 3.3 thereof or (b) in the event that Purchaser makes a written demand therefor stating that Seller has failed to perform Seller's obligations hereunder or that Purchaser is entitled to the Deposit pursuant to the provisions of the Purchase Agreement.
2.3    In the event that Escrow Agent intends to release the Deposit to either party pursuant to clause 2.1(b) or 2.2(b) hereof, then Escrow Agent shall give to the other party not less than five (5) business days prior written notice of such fact and if Escrow Agent actually receives written notice during such five (5) business day period that such other party objects to the release, then Escrow Agent shall not release the Deposit and any such dispute shall be resolved as provided herein. Notwithstanding anything to the contrary, in the event Purchaser shall timely exercise its right to terminate the Purchase Agreement on or before the expiration of the Inspection period, as defined in the Purchase Agreement, pursuant to Section 3.3 of the Purchase Agreement (as distinguished from a termination of the Purchase Agreement by Purchaser pursuant to another section of the Purchase Agreement), the Escrow Agent shall automatically refund the Deposit to Purchaser without delivering the written notice otherwise required pursuant to the preceding sentence. The Escrow Agent shall promptly notify Seller in writing that it refunded the Deposit to Purchaser pursuant to Section 3.3 of the Purchase Agreement.
3.    Escrow Agent shall invest the Deposit in an interest bearing F.D.I.C. insured account. Purchaser shall be responsible for paying all taxes on any interest earned on the Deposit, which obligation shall survive the Closing.
4.    Escrow Agent may not commingle the Deposit with other funds held in its "trustees account".
5.    In the event that a dispute shall arise as to the disposition of the Deposit or any other funds held hereunder in escrow, Escrow Agent shall have the right, at its option, to either hold the same or deposit the same with a court of competent jurisdiction pending decision of such court, and Escrow Agent shall be entitled to rely upon the decision of such court.
6.    Escrow Agent shall have no liability whatsoever arising out of or in connection with its activity as escrow agent except in the case of its negligence or willful misconduct or a breach by Escrow Agent of this Escrow Agreement and Seller and Purchaser jointly and severally agree to indemnify and hold harmless Escrow Agent from all loss, cost, claim, damage, liability and expenses (including reasonable attorneys' fees) which may be incurred by reason of its acting as escrow agent unless caused by Escrow Agent's negligence or willful misconduct or a breach by Escrow Agent of this Escrow Agreement.
7.    Escrow Agent shall be entitled to rely upon any judgment, certification, demand or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein, the propriety or validity thereof, or the jurisdiction of a court issuing any such judgment. Escrow Agent may act in reliance upon (x) any instrument or signature believed to be genuine and duly authorized, and (y) advice of counsel in reference to any matter or matters connected therewith.
8.    In the event of a dispute concerning disposition of the Deposit, the party to whom the Deposit is finally awarded by a court of competent jurisdiction shall be entitled to be reimbursed by the other party for its reasonable legal fees incurred in the dispute, court costs and expenses incurred or paid by the prevailing party.
9.    Notices given under this Escrow Agreement shall be given to the parties at the addresses set forth on the signature page of this Escrow Agreement in the manner set forth in Section 13 of the Purchase Agreement.

IN WITNESS WHEREOF, this Escrow Agreement has been duly executed as of the date above written.
SELLER:

NWC LIBERTY GROVE & SH66, LTD., a Texas limited partnership
BY: DEVCO GP, INC., a Texas corporation, its general partner

By: Name: Title:

PURCHASER:
AMERICAN REALTY CAPITAL IV, LLC, a Delaware limited liability company
By:_______________________________________
Name:
Title:

ESCROW AGENT:
CHICAGO TITLE INSURANCE COMPANY
By:_______________________________________
Printed Name:______________________________
Its:_______________________________________

Address for Notices to Escrow Agent:
CHICAGO TITLE INSURANCE COMPANY
1515 Market Street, Suite 1325
Philadelphia, Pennsylvania 19102-1930
Attention: Edwin G. Ditlow
Facsimile No.: 215-732-1203
Address for Notices to Purchaser:            Address for Notices to Seller:
AMERICAN REALTY CAPITAL IV, LLC        DIRECT DEVELOPMENT, INC.
405 Park Avenue, 15th     Floor                2001 Ross Avenue, Suite 550
New York, New York 10022                Dallas, Texas 75201
Attn: Mr. Michael Weil                Attn: David S. Watson
Facsimile No.: 857-207-3397                Facsimile No.: 214-891-3223
with a copy to:                        with a copy to:
AMERICAN REALTY CAPITAL IV, LLC        Winstead PC
405 Park Avenue, 15th Floor                1201 Elm Street
New York, New York     10022                Suite 5400
Attn: Jesse Galloway                    Dallas, Texas 75270
Facsimile No.: 646-861-7751                Attn: John M. Nolan, Esq.
Facsimile No.: 214-745-5390

and a copy to:

Lincoln Property Company
2000 McKinney Avenue
Suite 1000
Dallas, Texas 75201
Attention: Robert Dozier
Facsimile Number: 214-740-3313
and a copy to:

Condon Thornton Sladek Harrell PLLC
8080 Park Lane, Suite 700
Dallas, Texas 75231
Attention: William L. Sladek, Esq.
Facsimile Number: 214-691-6311

NOTICE OF CONFIDENTIALITY RIGHTS: IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OF THE FOLLOWING INFORMATION FROM THIS INSTRUMENT BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS: YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER'S LICENSE NUMBER.
EXHIBIT "C-1"
SPECIAL WARRANTY DEED
THE STATE OF TEXAS        §
§    KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF [DALLAS]        §
THAT NWC LIBERTY GROVE & SH66, LTD., a Texas limited partnership ("Grantor"), for and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration to it in hand paid by _______________________________________________ ("Grantee"), whose mailing address is 2000 McKinney Avenue, Suite 1000, Dallas, Texas 75201, the receipt and sufficiency of which consideration are hereby acknowledged, and upon and subject to the provisions hereinafter set forth and described, has GRANTED, BARGAINED, SOLD and CONVEYED, and by these presents does hereby GRANT, BARGAIN, SELL and CONVEY, unto Grantee all of the real property situated in [Dallas] County, Texas, described on Exhibit A attached hereto and made a part hereof for all purposes, together with all and singular all of Grantor’s right, title and interest in and to the rights, benefits, privileges, easements, tenements, hereditaments, rents, issues and profits, reversions, remainders and appurtenances thereon or in anywise appertaining thereto, and all right, title and interest of Grantor in and to all improvements and fixtures located on said real property, and any right, title and interest of Grantor in and to adjacent streets, alleys, rights-of-way and strips and gores (said land, rights, benefits, privileges, easements, tenements, hereditaments, appurtenances, improvements, fixtures and interests being hereinafter referred to as the "Property").
This conveyance is made subject to those encumbrances and exceptions set forth on Exhibit B attached hereto and made a part hereof for all purposes (collectively, the "Permitted Exceptions").
TO HAVE AND TO HOLD the Property, subject to the Permitted Exceptions, as aforesaid, unto Grantee, its successors and assigns, forever; and Grantor does hereby covenant with Grantee that, subject only to the Permitted Exceptions, Grantor will warrant and forever defend all and singular the Property unto Grantee, its successors and assigns, against the lawful claims and demands of all persons claiming by, through or under Grantor, but not otherwise.

THIS DEED AND THE CONVEYANCE HEREUNDER IS SUBJECT TO THE DISCLAIMER AND LIMITATIONS SET FORTH IN SECTION 6 OF THAT CERTAIN PURCHASE AND SALE AGREEMENT DATED MARCH __, 2012, BETWEEN GRANTOR, AS SELLER, AND AMERICAN REALTY CAPITAL IV, LLC, A DELAWARE LIMITED LIABILITY COMPANY, AS PURCHASER, AS ASSIGNED BY AMERICAN REALTY CAPITAL IV, LLC TO GRANTEE.
IN WITNESS WHEREOF, this Special Warranty Deed has been executed by Grantor to be effective as of the ___ day of             , 2012.
NWC LIBERTY GROVE & SH66, LTD.,
a Texas limited partnership
By: DEVCO GP, INC.,
a Texas corporation, its general partner

By:
Name:
Title:
THE STATE OF ________    §
COUNTY OF __________    §
This instrument was acknowledged before me on this _____ day of            , 2012, by ________________________, _____________________ of DEVCO GP, INC., a Texas corporation, general partner of NWC LIBERTY GROVE & SH66, LTD., a Texas limited partnership, on behalf of said limited partnership.

Notary's Signature:

My Commission Expires:                Notary's Printed Name:

Exhibit A To Special Warranty Deed
LEGAL DESCRIPTION

Exhibit B To Special Warranty Deed
PERMITTED EXCEPTIONS

EXHIBIT "C-2"
ASSIGNMENT AND ASSUMPTION OF LEASES
ASSIGNMENT AND ASSUMPTION OF LEASES (this "Assignment") made as of the ____ day of ____________________, 2012, by and between NWC LIBERTY GROVE & SH66, LTD., a Texas limited partnership ("Assignor"), and _________________________, a                  ("Assignee").
W I T N E S S E T H:
WHEREAS, Assignor and American Realty Capital IV, LLC entered into that certain Purchase and Sale Agreement, dated March __, 2012 ("Contract") covering the Premises (as hereinafter defined), which Contract was assigned by American Realty Capital IV, LLC to Assignee; and
WHEREAS, Assignor has simultaneously herewith conveyed to the Assignee all of Assignor's right, title and interest in and to the premises commonly known as Liberty Crossing (the "Premises"), and in connection therewith, Assignor has agreed to assign to Assignee all of Assignor's right, title and interest in and to those leases described on the schedule attached as Exhibit "A" hereto and the guaranties and other documents related thereto, if any (collectively, the "Leases").
NOW, THEREFORE, in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:
1.    Assignor hereby assigns unto Assignee, all of the right, title and interest of Assignor in and to the Leases;
TO HAVE AND TO HOLD the same unto Assignee, its successors and assigns from and after the date hereof, subject to the terms, covenants and conditions of the Leases.
2.    Assignee assumes the payment and performance of all of the obligations, covenants, duties and liabilities of the landlord under the Leases arising or accruing under the Leases from and after the date hereof. Assignee agrees to indemnify, protect, defend and hold Assignor harmless from and against any and all claims, demands, liabilities, losses, costs, damages or expenses including, without limitation, reasonable attorneys' fees and costs (collectively, "Claims") arising as a result of any act, omission or obligation of Assignee arising or accruing with respect to the Leases on or after the date hereof, including, without limitation, any failure by Assignee to comply with any applicable law from and after the date hereof with respect to the security deposits under the Leases transferred to Assignee on the date hereof.
3.    Assignor hereby agrees to indemnify, protect, defend and hold Assignee harmless from and against any and all Claims arising as a result of any act, omission or obligation of Assignor arising or accruing with respect to the Leases prior to the date hereof, including, without limitation, any failure by Assignor to comply with any applicable laws prior to the date hereof with respect to the security deposits under the Leases that are being transferred to Assignee on the date hereof.
4.    Assignee acknowledges and agrees that the Leases are being assigned to Assignee by Assignor "As-Is" and without representation or warranty of any kind, whether express or implied, except only as expressly set forth in, and subject to the limitations of, Section 8 of the Contract.
5.    This Assignment shall be binding upon and shall inure to the benefit of the parties hereto, their respective successors, assigns and legal representatives.
6.    This Assignment may be executed in separate counterparts, which, together, shall constitute one and the same fully executed Assignment. The entities comprising Assignor shall be jointly and severally liable for the obligations and liabilities of Assignor hereunder.

IN WITNESS WHEREOF, this Assignment has been duly executed as of the date first above written.
ASSIGNOR:
NWC LIBERTY GROVE & SH66, LTD.,
a Texas limited partnership
By: DEVCO GP, INC.,
a Texas corporation, its general partner

By:
Name:
Title:

ASSIGNEE:
_________________________________________,
a _______________________________
By:_________________________________
Printed Name:_____________________
Its:______________________________

EXHIBIT "C-3"
TENANT NOTICE LETTER
___________________, 2012
[Name]
[Company]
[Mailing Address]
[City, State, Zip]

Re:
Lease dated _______________________ (as amended, modified and supplemented from time to time, the "Lease") by and between _______________________________ ("Landlord") and __________________________________ ("Tenant") concerning the Demised Premises known as ________________________________ located in Liberty Crossing, Rowlett, Texas

Dear [ ]:
Please be advised that, as of the date set forth above, the Shopping Center and Landlord's interest in the Lease were purchased by ___________________________________ Federal Tax I.D. ________________ ("New Owner"). A W-9 Form is attached for your reference. All security deposits, to the extent held by Landlord, were transferred to New Owner. Landlord hereby irrevocably instructs and authorizes you to hereafter make all payments, Rent and otherwise, payable to ________________________ and deliver such payments to:
____________________________________
____________________________________
____________________________________
For property management issues, please contact ________________ at (___) ___ ____.
For billing and collection issues, please contact ________________ at (___) ___ ____.
For all other purposes under the Lease, the address for _______________________ is _________________________________ with a telephone number of ___________________.
The instructions set forth herein are irrevocable and are not subject to modification in any manner except that any successor landlord or lender, so identified by New Owner, may by written notice to you rescind the instructions contained herein.
Very truly yours,
NWC LIBERTY GROVE & SH66, LTD.,
a Texas limited partnership
By: DEVCO GP, INC.,
a Texas corporation, its general partner

By:
Name:
Title:

EXHIBIT "C-4"
BILL OF SALE
FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which is hereby acknowledged, NWC LIBERTY GROVE & SH66, LTD, a Texas limited partnership ("Seller"), does hereby sell, transfer and convey to ___________________________, a                      ("Purchaser"), all personal property owned by Seller and used in connection with the operation of that certain real property more particularly described in Exhibit A attached hereto (collectively, the "Personal Property").
PURCHASER ACKNOWLEDGES THAT SELLER IS SELLING AND PURCHASER IS PURCHASING SUCH PERSONAL PROPERTY ON AN "AS IS WITH ALL FAULTS" BASIS AND THAT PURCHASER IS NOT RELYING ON ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND WHATSOEVER, EXPRESS OR IMPLIED, FROM SELLER, ITS AGENTS, OR BROKERS AS TO ANY MATTERS CONCERNING SUCH PERSONAL PROPERTY, INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES AS TO TITLE OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. NOTWITHSTANDING THE FOREGOING, SELLER REPRESENTS AND WARRANTS THAT IT OWNS ALL OF THE PERSONAL PROPERTY FREE AND CLEAR OF ALL LIENS AND ENCUMBRANCES AND RIGHTS OF THIRD PARTIES.
Dated:                 , 2012.
SELLER:
NWC LIBERTY GROVE & SH66, LTD.,
a Texas limited partnership
By: DEVCO GP, INC.,
a Texas corporation, its general partner

By:
Name:
Title:

[NEED SAME DISCLAIMER AS IN OTHER ASSIGNMENTS.]

EXHIBIT C-5
ASSIGNMENT OF WARRANTIES, APPROVALS AND INTANGIBLES
ASSIGNMENT OF WARRANTIES, APPROVALS AND INTANGIBLES (this "Assignment") made as of the ____ day of                 , 2012, by and between NWC LIBERTY GROVE & SH66, LTD., a Texas limited partnership ("Assignor"), and ________________________, a                      ("Assignee").
W I T N E S S E T H:
WHEREAS, Assignor has simultaneously herewith conveyed to Assignee all of Assignor's right, title and interest in and to the premises commonly known as Liberty Crossing, Rowlett, Texas (the "Premises"), and in connection therewith, Assignor has agreed to assign to Assignee all of Assignor's right, title and interest, if any, in and to (i) any warranties and/or guaranties relating to the Premises (collectively, "Warranties"), (ii) any governmental consents, authorizations, variances, waivers, licenses, permits and approvals relating to the Premises (collectively, "Approvals") and (iii) the trademark, service mark, trade name and name "Liberty Crossing" and all other trademarks, services marks, trade names, names and logos used in connection with the advertising and promotion of the Premises or otherwise relating to the Premises, and any variations thereof, together with all good will of the business connected with the use of and symbolized by such trademarks, service marks, trade names, names and logos, any telephone numbers and listings for the Premises and any copyrights, trade secrets, intellectual property and other intangible property relating to the Premises (collectively, "Intangibles").
NOW, THEREFORE, in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:
1.    Assignor hereby assigns unto Assignee, all of the right, title and interest, if any, of Assignor in and to the Warranties, Approvals and Intangibles. The execution of this Assignment shall not be deemed to constitute a representation or warranty by Assignor that Assignor has the right to transfer any right, title or interest in any warranty, permit or intangible or that Assignee shall be entitled to receive the benefit of any such right, title or interest;
TO HAVE AND TO HOLD the same unto Assignee, its successors and assigns from and after the date hereof.
2.    This Assignment shall be binding on Assignor and its successors, assigns and legal representatives and shall inure to the benefit of the Assignee and its successors, assigns and legal representatives.
3.    This Assignment may be executed in separate counterparts, which, together, shall constitute one and the same fully executed Assignment. The entities comprising Assignor shall be jointly and severally liable for the obligations and liabilities of Assignor hereunder.
IN WITNESS WHEREOF, this Assignment has been duly executed as of the date first above written.
ASSIGNOR:
NWC LIBERTY GROVE & SH66, LTD.,
a Texas limited partnership
By: DEVCO GP, INC.,
a Texas corporation, its general partner

By:
Name:
Title:

EXHIBIT "C-6"
CERTIFICATE
Reference is hereby made to that certain Purchase and Sale Agreement ("Agreement") dated March ____, 2012, by and between NWC LIBERTY GROVE & SH66, LTD., a Texas limited partnership ("Seller"), and American Realty Capital IV, LLC, a Delaware limited liability company, as assigned by American Realty Capital IV, LLC to _____________________________, a                      ("Purchaser").
Seller hereby certifies solely and exclusively to Purchaser that, as of the date hereof, all of the representations and warranties of Seller set forth in Section 8.1 of the Agreement are true and correct in all material respects with the same force and effect except for any changes in the representations and warranties which occurred between the date of the Agreement and the date hereof and with respect to which Seller has heretofore notified Purchaser in writing in accordance with Section 8.1 of the Agreement.
IN WITNESS WHEREOF, the undersigned has caused this Certificate to be executed as of this ___ day of             , 2012.

SELLER:
NWC LIBERTY GROVE & SH66, LTD.,
a Texas limited partnership
By: DEVCO GP, INC.,
a Texas corporation, its general partner

By:
Name:
Title:

PURCHASER:
_________________________________________,
a _______________________________
By:_________________________________
Printed Name:_____________________
Its:______________________________

EXHIBIT "C-7"
ASSIGNMENT AND ASSUMPTION OF CONTRACTS
ASSIGNMENT AND ASSUMPTION OF CONTRACTS (this "Assignment") made as of the ____ day of                 , 2012, by and between NWC LIBERTY GROVE & SH66, LTD., a Texas limited partnership ("Assignor"), and _______________________, a                          ("Assignee").
W I T N E S S E T H:
WHEREAS, Assignor and American Realty Capital IV, LLC, entered into that certain Purchase and Sale Agreement, dated March __, 2012 ("Contract"), covering certain premises, which Contract was assigned by American Realty Capital IV, LLC to Assignee; and
WHEREAS, Assignor has simultaneously herewith conveyed to the Assignee all of Assignor's right, title and interest in and to the premises located as set forth on Exhibit "A" attached hereto, and in connection therewith, Assignor has agreed to assign to Assignee all of Assignor's right, title and interest in and to the contracts, agreements, instruments and understandings listed on Exhibit "B" annexed hereto ("Contracts").
NOW, THEREFORE, in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:
1.    Assignor hereby assigns unto Assignee, all of the right, title and interest, if any, of Assignor in and to the Contracts;
TO HAVE AND TO HOLD the same unto Assignee, its successors and assigns from and after the date hereof.
2.    Assignee assumes the payment and performance of all of the obligations, covenants, duties and liabilities of Assignor arising or accruing under the Contracts from and after the date hereof.
3.    Assignor agrees to indemnify, protect, defend and hold Assignee harmless from and against any and all claims, demands, liabilities, losses, costs, damages or expenses including, without limitation, reasonable attorneys' fees and costs (collectively, "Claims") arising as a result of any act, omission or obligation of Assignor arising or accruing with respect to the Contracts prior to the date hereof.
4.    Assignee agrees to indemnity, protect, defend and hold Assignor harmless from and against any and all Claims arising as a result of any act, omission or obligation of Assignee arising or accruing with respect to the Contracts on or after the date hereof.
5.    Assignee acknowledges and agrees that the Contracts are being assigned to Assignee by Assignor "As-Is" and, without representation or warranty of any kind, whether express or implied, except only as set forth in, and subject to the limitation in Section 8 of the Contract.
6.    This Assignment shall be binding upon and shall inure to the benefit of Assignor and Assignee and their respective successors, assigns and legal representatives.
7.    This Assignment may be executed in separate counterparts, which, together, shall constitute one and the same fully executed Assignment.
IN WITNESS WHEREOF, this Assignment has been duly executed as of the date first above written.
ASSIGNOR:
NWC LIBERTY GROVE & SH66, LTD.,
a Texas limited partnership
By: DEVCO GP, INC.,
a Texas corporation, its general partner

By:
Name:
Title:

ASSIGNEE:
_________________________________________,
a _______________________________
By:_________________________________
Printed Name:_____________________
Its:______________________________

EXHIBIT "C-8"
VENDOR NOTICE LETTER
_____________, 2012
[Name]
[Company]
[Mailing Address]
[City, State, Zip]

Re:
Contract dated ___________________ (as amended, the "Contract") by and between _____________________________ ("Vendor") and _____________________ relating to Liberty Crossing Shopping Center (the "Shopping Center")

Dear [ ____________]:
Please be advised that, as of the date set forth above, the Shopping Center was purchased by ____________________________ ("New Owner"), and Vendor's interest in the Contract was assigned to New Owner. Hereafter, all invoices and correspondence should be sent to:
Telephone:
If you have any questions, please contact ________________ at:
Telephone:
Telecopier:
Very truly yours,
NWC LIBERTY GROVE & SH66, LTD.,
a Texas limited partnership
By: DEVCO GP, INC.,
a Texas corporation, its general partner

By:
Name:
Title:

EXHIBIT "C-9"
ESTOPPEL CERTIFICATE FOR REAs
Estoppel shall be addressed or certified to Purchaser and [insert Purchaser's lender] and state that the applicable instrument is in full force and effect and has not been assigned, modified or amended in any way and, to the best knowledge of the party giving the estoppel, the other party is not in default under the applicable instrument and all amounts, if any, owing under the applicable agreement have been paid in full. To the extent the REA to which Target Corporation is a party provides for use of a specific form of estoppel by Target, the form provided under such REA shall be utilized.

EXHIBIT "D-1"
TENANT ESTOPPEL CERTIFICATE
TENANT:______________________________________________
STORE NO:__________________ ("Premises") at Liberty Crossing, Rowlett, Texas ("Center")
PREMISES ADDRESS: __________________________________
The undersigned ("Tenant") hereby certifies to American Realty Capital IV, LLC and its successors and assigns (the "Purchaser") of the Center and to Purchaser's lender, [____________], a [____________], and its successors and assigns (the "Lender"), as follows:
a)Tenant is the present tenant of the Premises pursuant to that certain Lease dated ___________, ____, by and between _______________________ ("Landlord") or its predecessor-in-interest, as landlord, and Tenant or its predecessor-in-interest, as tenant ("Lease"). A true, correct and complete copy of the Lease, together with any amendments, modifications and supplements thereto and any guaranties thereof, is attached hereto. The Lease is the entire agreement between Landlord (or any affiliated party) and Tenant (or any affiliated party) pertaining to the leased premises. There are no amendments, modifications, supplements, arrangements, side letters or understandings, oral or written, of any sort, of the Lease, except those which are attached hereto. The Lease has been duly executed and delivered by, and is a binding obligation of, Tenant, and the Lease is in full force and effect.
b)The primary term of the Lease is for a period of ____________ (___) years, commencing _______________, ____ and expiring on ______________, _____. [The Lease also contains ____ renewal option[s] for a period of ___________ (___) years [each] under the terms and conditions specified in the Lease.]
c)The current monthly rental of $__________________ has been paid through ________, 2010. Monthly rent is payable in advance on the first day of each calendar month. All additional rents and other sums due and payable under the Lease have been paid through the date hereof. No rents, additional rents or other sums payable under the Lease have been paid more than one (1) month in advance of the due dates therefor. [Tenant's percentage share of operating expenses/common area charges, insurance and real estate taxes is _____%, which is currently being paid on an estimated basis in advance at the rate of $__________ per month.] [Tenant is obligated to pay percentage rent equal to ____% of annual gross sales in excess of $__________. Percentage rent has been paid through __________, 201[].]
d)A security deposit of $ _____________ has been paid under the Lease.
e)All obligations of Landlord under the Lease as of the date hereof have been performed. As of the date hereof, to Tenant's knowledge, neither Tenant nor Landlord are in default in the performance of any of their respective obligations under the Lease, nor does any condition exist which with the giving of notice of the passage of time, or both, would constitute a default by Tenant or Landlord under the Lease.
f)Tenant has unconditionally accepted possession of the Premises and is now occupying the Premises and open for business. Any improvements to be made by the Landlord have been completed to the satisfaction of Tenant. Tenant has received payment in full of any tenant improvement allowance or build-out allowance or any other payment to be provided by Landlord under the terms of the Lease. Tenant is not aware of any defect in the Premises.
g)There is no remaining free rent period or any unexpired concession or abatement of rent. The lease term has commenced and full rental is now accruing thereunder. Landlord is not reimbursing Tenant or paying Tenant's rent obligations under any other lease, and Tenant has not advanced any funds for or on behalf of Landlord for which Tenant has a right of deduction from, or set off against, future rent payments. Tenant has no present right to any credit, offset, deduction or defense against any rents, additional rents or other sums due or to become due under the Lease.
h)No assignments, subleases, mortgages, hypothecation, or other transfers of Tenant's interest in the Lease are currently in effect. Tenant is not insolvent and is able to pay its debts as they mature. Tenant has not declared bankruptcy or similar insolvency proceeding, and has no present intentions of doing so, no such proceeding has been commenced against Tenant seeking such relief, and Tenant has no knowledge that any such proceeding is threatened.
i)The Lease does not contain and Tenant does not otherwise have any (1) option to purchase the Premises or the Center, (2) right of first refusal with respect to the Premises or the Center, (3) any right to lease additional space in the Center, or (4) right to terminate or cancel the Lease in whole or in part (except as expressly set forth in the Lease).
j)Neither the Landlord nor the Tenant has commenced any action to terminate the Lease or has given or received any notice of default with respect to the Lease.
k)Tenant hereby acknowledges and agrees that Tenant's rights under the Lease shall be subject and subordinate to Lender's rights under any mortgage, deed of trust or similar agreement given by Landlord in connection with the loan being provided by Lender to Purchaser. Tenant shall attorn to and accept performance by Lender of any covenant, agreement or obligation of Landlord contained in the Lease with the same force and effect as if performed by Landlord. In no event, however, shall Lender be obligated to perform any such covenant, agreement, or obligation of Landlord under the Lease.
l)The person signing this Tenant Estoppel Certificate is duly authorized to sign this Certificate on behalf of Tenant and execution hereof is the binding act of Tenant enforceable against Tenant.
m)This Tenant Estoppel Certificate is made knowing that Purchaser and Lender are relying upon the representations herein made. The term "Lender" as used herein includes any successor or assign of the named Lender and the term "Landlord" as used herein includes any successor or assign of the named Landlord.

TENANT:
____________________________________
By:_________________________________
Name: ______________________________
Title: _______________________________
Dated:_______________________, 201_
[The undersigned Guarantor(s) of the Lease hereby ratifies and confirms all certifications of Tenant set forth in this Tenant Estoppel Certificate and certifies that its/their guaranty of the Lease is in full force and effect as of the date hereof.
GUARANTOR[S]:
____________________________________
By:_________________________________
Name: ______________________________
Title: _______________________________
Dated:_______________________, 201_

EXHIBIT "D-2"
REQUIRED TENANT ESTOPPELS
MAJOR TENANTS

1.	Dollar Tree

2.	PetSmart

3.	Ross

4.	Aarons

5.	Rack Room

6.	Jason’s Deli

7.	Palm Beach Tan

8.	Dickey’s

EXHIBIT "E"
DUE DILIGENCE MATERIALS TO BE DELIVERED TO PURCHASER
All of the following materials, to the extent they exist and are in the actual possession or control of Seller, shall be delivered to Purchaser:
Tenant Information
1.    Current Rent Roll
2.    Tenant Leases/Ground Leases/REAs
3.    Schedule of Security Deposits
Property Information
1.    Site/Building Plans, maps and subdivision plats
2.    ALTA Survey
3.    All Certificates of Occupancy
4.    Architectural plans
5.    Plans and Specifications for Original Development of Property
6.    Plans and Specifications for Major Capital Repairs or Tenant Improvements
7.    Engineering Drawings (to be made available to Purchaser at Seller's office)
8.    Zoning Information
9.    Real Estate Tax Information
10.    Warranties in effect at the Property
11.    Construction Agreements
12.    List of Personal Property
Property Reports
1.    Environmental Reports
2.    Geotechnical Reports
3.    Boring Logs
4.     Soils Reports
5.    Utility Reports
6.    Third party prepared Market Studies
Property Operations
1.    Historical operating statements for 2008, 2009 and year to date
2.    Current Annual Operating Budget
3.    Current Account Receivables
4.    Current Delinquency Report
5.    CAM/RE Tax Reconciliation (most recent)
6.    Tenant CAM and Tax Invoices
7.    Prepaid Rent Report (with delinquent report)
8.    Insurance Certificates for Tenants and Seller
9.    Schedule of Pending Insurance Claims
10.    Real Estate Tax Bills and Receipts
11.    Service Contracts - elevator, trash disposal, security, music, exterior landscaping, interior     plant maintenance, cleaning, janitorial, postage meter, fire alarm, etc.
12.    Schedule of Outstanding Tenant Improvement Costs and Leasing Commissions
13.    Tenant Ledgers

Leasing/Marketing
1.    Current Lease Deals (proposals/correspondence/approvals)
2.    Current Leasing Report
Legal
1.    Current/Pending Litigation

EXHIBIT "F"
AUDIT LETTER
[Date]

[Address of Buyer’s Auditor]

We are providing this letter as an informational accommodation in connection with your audit of the statement of revenues and certain expenses (the “Statement”) of          (the “Property”) for the period from              to         .

We confirm, to our actual, current knowledge, without any duty of inquiry or investigation, the following representation made to you during your audit:

1.    The Statement referred to above was prepared in material conformity with sound accounting principles, consistently applied.

2.    We have no actual, current knowledge of any fraud affecting the operations of the Property that had a material effect on the accuracy of the Statement.

Date executed: , 2012	SELLER: NWC LIBERTY GROVE & SH66, LTD., a Texas limited partnership
By: DEVCO GP, INC., a Texas corporation, its general partner *

SCHEDULE "1.5"
Schedule of Leases

SCHEDULE "1.10"
List of Contracts

SCHEDULE "8.1.7"
List of Pending Litigation